As filed with the Securities and Exchange Commission on June 21, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INFORMATICA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	77-0333710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Cardinal Way
Redwood City, California 94063
(650) 385-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sohaib Abbasi
Chief Executive Officer
100 Cardinal Way
Redwood City, California 94063
(650) 385-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark A. Bertelsen, Esq.
Jose F. Macias, Esq.
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered	Per Unit(1)	Offering Price(1)	Registration Fee
3% Convertible Senior Notes due 2026	$230,000,000	100%	$230,000,000	$24,610
Common Stock, par value $0.001 per share	14,867,476(2)	(2)	(2)	(3)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)	Includes (i) 11,500,000 shares of common stock initially issuable upon conversion of the notes registered hereby at a conversion rate of 50.00 shares for each $1,000 principal amount of the notes and (ii) 3,367,476 additional shares of common stock that may be issuable upon an increase to the conversion rate resulting from a make-whole fundamental change. See “Description of the Notes — Adjustment to the Conversion Rate Upon Make-whole Fundamental Changes.” Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(3)	Pursuant to Rule 457(i), there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

$230,000,000

INFORMATICA CORPORATION

3% Convertible Senior Notes due 2026
and the Common Stock Issuable Upon Conversion of the Notes

We issued the notes in a private placement in March 2006. This prospectus will be used by holders of notes, to whom we also refer as the selling security holders, to resell their notes and the common stock issuable upon conversion of their notes. We will not receive any of the proceeds from the sale of the notes or the sale of the shares of common stock offered by the selling security holders.

The notes and the shares of common stock may be sold from time to time by and for the account of the selling security holders named in this prospectus or in supplements to this prospectus. The selling security holders may sell all or a portion of the notes or the shares of common stock from time to time in market transactions, in negotiated transactions or otherwise, and at prices and on terms which will be determined by the then prevailing market price for the notes or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution” for additional information on the methods of sale.

The notes are convertible prior to maturity into our common stock at an initial conversion rate of 50.00 shares of our common stock for each $1,000 principal amount of notes (which represents an initial conversion price of $20.00), subject to adjustment in certain events. We will pay 3% interest on the notes semi-annually in arrears on March 15 and September 15 of each year, to the holders of record at the close of business on the preceding March 1 and September 1, respectively. Interest will accrue on the notes from and including March 13, 2006, or from and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date. The notes will mature on March 15, 2026, unless earlier converted, redeemed or repurchased. The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness, and junior to any of our existing and future secured indebtedness to the extent of the security therefor. The notes will not be guaranteed by our subsidiaries, and accordingly will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries.

We may redeem all or a portion of the notes after March 15, 2011 at a redemption price in cash equal to 100% of the principal amount of notes to be redeemed, plus accrued and unpaid interest. On each of March 15, 2001, March 15, 2016, and March 15, 2021, holders may require us to purchase all or a portion of their notes at a purchase price in cash equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest. In addition, the holders may require us to repurchase the notes upon a fundamental change at a repurchase price equal to 100% of the principal amount of notes to be repurchased, plus accrued and unpaid interest.

Our common stock is traded on the Nasdaq National Market under the symbol “INFA.” The reported last sales price of our common stock on June 20, 2006 was $13.51 per share.

Investing in the notes and the common stock into which the notes are convertible involves risks. See “Risk Factors” beginning on page 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated June 21, 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling security holders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered by the selling security holders. Each time a selling security holder sells securities, the selling security holder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling security holder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in any prospectus supplement or this prospectus is accurate as of any date other than the date on the front of those documents.

SUMMARY

This summary highlights some information from this prospectus and it may not contain all of the information that is important to you. It is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes to the consolidated financial statements, incorporated by reference in this prospectus. You should read the full text of and consider carefully the more specific details contained in this prospectus. When used in this prospectus, the terms “Informatica,” “we,” “our” and “us” refer to Informatica Corporation and not to the selling security holders.

Our Business

Informatica Corporation is a leading provider of enterprise data integration software and services that enable organizations to gain greater business value by integrating their information assets. Informatica software handles a wide variety of complex enterprise-wide data integration initiatives, including data migration, data consolidation, data synchronization, data warehousing, and the establishment of data hubs and data services. The Informatica enterprise data integration platform enables and accelerates data integration initiatives, allowing enterprises to meet new business requirements by utilizing cost-effective information technology (“IT”) systems; to reduce overall IT expenses by extending and adapting IT systems; and to implement best practices. Using our products, business users are able to gain a holistic and consistent view of all of their enterprise information. IT management can be more responsive to the business demands for information — despite dramatically increasing data volumes and real-time delivery requirements — and IT developers benefit from reduced time to results and significant productivity gains.

Over the last two decades, companies have made significant investments in process automation resulting in islands of data created by a variety of packaged transactional applications — such as enterprise resource planning (“ERP”), customer relationship management (“CRM”), and supply chain management (“SCM”) software — and custom operational systems deployed in various departments. The ultimate goal of deploying these applications was to make businesses more efficient through automation. However, these applications have further increased data fragmentation throughout the enterprise because they generate massive volumes of data in disparate software systems that were not designed to share data.

Organizations are now finding that the strategic value of information technology goes far beyond process automation. Organizations of all sizes require information to run their business, and most information is derived from data. Operational activities generate a constant flow of data inside and outside the enterprise, but unless the various data streams can be integrated, the amount of real, useful business information derived from such data is limited. Companies are realizing that they must integrate data to support business processes such as providing a single view of the customer, migrating away from legacy systems to new technologies, or consolidating multiple instances of an ERP system. In addition, we believe industry consolidation and corporate divestitures further the need to migrate and to integrate data.

With our robust enterprise data integration platform, business and IT decision makers can facilitate sophisticated information delivery across the enterprise. Based on an open, platform-neutral architecture, our platform is designed to access and integrate data from a large variety of enterprise systems, in a wide variety of formats, and deliver that data throughout the enterprise. Our platform addresses the challenges of data integration as a mission-critical, enterprise-wide solution to complex problems such as migrating off of legacy systems, consolidating application instances, and synchronizing data across multiple operational systems.

We had more than 2,500 customers worldwide as of March 31, 2006, representing a variety of industries ranging from high technology and financial services to manufacturing and telecommunications. We market and sell our software and services through our global direct sales force in North America (consisting of the United States and Canada), Europe (including France, Germany, the Netherlands, Switzerland, and the United Kingdom), and Asia-Pacific (including Australia, China, Japan, India, Korea, Singapore, and Taiwan). We maintain a variety of strategic relationships to jointly develop, market, sell, recommend, and/or implement our solutions. We also have relationships with distributors in various regions, including Europe, Asia-Pacific, and Latin America, who sublicense our products and provide service and support within their territories. More than 20 independent software vendors, including several of our strategic partners, have licensed our technology for inclusion in their products.

We began selling our first products in 1996. Through December 31, 2005, substantially all of our revenues have been derived from our data integration products: Informatica PowerCenter and Informatica PowerExchange and related services.

Our corporate headquarters are located at 100 Cardinal Way, Redwood City, California 94063, and our telephone number at that location is (650) 385-5000. We can be reached at our Web site at www.informatica.com; however, the information in, or that can be accessed through, our Web site is not part of this prospectus. We were incorporated in California in February 1993 and reincorporated in Delaware in April 1999.

The Notes

Issuer	Informatica Corporation

Notes	$230,000,000 aggregate principal amount of 3% Convertible Senior Notes due 2026.

Maturity	The notes will mature on March 15, 2026, unless earlier redeemed, repurchased or converted.

Interest payment dates	Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, to holders of record at the close of business on the preceding March 1 and September 1, respectively. Interest will accrue on the notes from and including March 13, 2006 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or March 15, 2026.

Ranking	The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured indebtedness, and will be junior to any of our existing and future secured indebtedness to the extent of the security therefor. The notes will not be guaranteed by our subsidiaries, and accordingly will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries.

Conversion rights	Holders may convert their notes at any time prior to the close of business on the business day immediately preceding the earlier of (i) the date of their redemption by us and (ii) their stated maturity. The initial conversion rate, which is subject to adjustment as described under “Description of the Notes — Conversion Rights — Adjustments to the Conversion Rate,” is 50.0000 shares of common stock per $1,000 principal amount of notes. This represents an initial conversion price of $20.00 per share.

If a make-whole fundamental change occurs before March 15, 2011, the conversion rate may be increased, or under certain circumstances, we may elect to change our conversion obligation to adjust the conversion rate and to provide for conversion of the notes into the acquiring company’s common stock, as described in “Description of the notes — Conversion Rights — Adjustment to the Conversion Rate upon Make-whole Fundamental Changes.”

In certain other circumstances the conversion rate will be subject to adjustment. See “Description of the Notes — Conversion Rights — Adjustments to the Conversion Rate”.

Sinking fund	None

Redemption of notes at our option	After March 15, 2011, we may at any time and from time to time at our option redeem the notes, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. See “Description of the Notes — Redemption of Notes at Our Option”.

Purchase of notes by us at the option of the holder	On each of March 15, 2011, March 15, 2016, and March 15, 2021, holders may require us to purchase all or a portion of their notes for cash at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date. See “Description of the Notes — Purchase of Notes by Us at the Option of the Holder”.

Right of holder to require us to repurchase notes if a fundamental change occurs	If a fundamental change, as described in this prospectus, occurs, holders may require us to repurchase all or a portion of their notes for cash at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date. See “Description of the Notes — Holders may Require Us to Repurchase Their Notes upon a Fundamental Change”.

Events of default	If an event of default on the notes has occurred and is continuing, the principal amount of the notes, plus any accrued and unpaid interest, may become immediately due and payable. These amounts automatically become due and payable upon certain events of default relating to the bankruptcy of us or our significant subsidiaries. See “Description of the Notes — Events of Default”.

Use of proceeds	We will not receive any proceeds from the sale by any selling security holder of the notes or the common stock issued upon conversion of the notes.

DTC eligibility	The notes are issued in book-entry form and will be represented by one or more global certificates, without interest coupons, deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Except in limited circumstances, holders may not exchange interests in their notes for certificated securities. See “Description of the Notes — Form, Denomination and Registration of Notes”.

Listing and trading	Our common stock is listed on the Nasdaq National Market under the symbol “INFA”.

Certain U.S. federal income tax considerations	For a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and shares of common stock into which the notes may be converted, see “Certain Federal Income Tax Considerations”.

Risk factors	See “Risk Factors” and other information in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes or the common stock issued upon conversion of the notes.

For a more complete description of the terms of the notes, see “Description of the Notes”. For a more complete description of our common stock, see “Description of Capital Stock”.

RISK FACTORS

Any investment in our notes or our common stock involves a high degree of risk. You should consider the risks described below carefully and all of the information contained in this prospectus before deciding whether to purchase our notes or our common stock issued upon their conversion. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. In that event, the price of the notes and our common stock could decline, and you may lose all or part of your investment in the notes and our common stock. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to the Company

If we do not compete effectively with companies selling data integration products, our revenues may not grow and could decline.

The market for our products is highly competitive, quickly evolving, and subject to rapidly changing technology. Our competition consists of hand-coded, custom-built data integration solutions developed in-house by various companies in the industry segments that we target, as well as other vendors of integration software products, including Ab Initio, Business Objects, Embarcadero Technologies, IBM (which acquired Ascential Software), SAS Institute, and certain other privately held companies. In the past, we have competed with business intelligence vendors that currently offer, or may develop, products with functionalities that compete with our products, such as Cognos, Hyperion Solutions, MicroStrategy, and certain privately held companies. We also compete against certain database and enterprise application vendors, which offer products that typically operate specifically with these competitors’ proprietary databases. Such competitors include IBM, Microsoft, Oracle, and SAP. Many of these competitors have longer operating histories, substantially greater financial, technical, marketing, or other resources, or greater name recognition than we do. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements. Our current and potential competitors may develop and market new technologies that render our existing or future products obsolete, unmarketable, or less competitive.

We believe we currently compete on the basis of the breadth and depth of our products’ functionality as well as on the basis of price. We may have difficulty competing on the basis of price in circumstances where our competitors develop and market products with similar or superior functionality and pursue an aggressive pricing strategy or bundle data integration technology at no cost to the customer or at deeply discounted prices. These difficulties may increase as larger companies target the data integration market. As a result, increased competition and bundling strategies could seriously impede our ability to sell additional products and services on terms favorable to us.

Our current and potential competitors may make strategic acquisitions, consolidate their operations, or establish cooperative relationships among themselves or with other solution providers, thereby increasing their ability to provide a broader suite of software products or solutions and more effectively address the needs of our prospective customers, such as IBM’s acquisition of Ascential Software. Such acquisitions could cause customers to defer their purchasing decisions. Our current and potential competitors may establish or strengthen cooperative relationships with our current or future strategic partners, thereby limiting our ability to sell products through these channels. If any of this were to occur, our ability to market and sell our software products would be impaired. In addition, competitive pressures could reduce our market share or require us to reduce our prices, either of which could harm our business, results of operations, and financial condition.

New product introductions and product enhancements may impact market acceptance of our products and affect our results of operations.

For new product introductions and existing product enhancements, changes can occur in product packaging and pricing. In October 2005 we announced our introduction of PowerCenter 8. In connection with our acquisition of Similarity in January 2006, we have announced our intention to incorporate Similarity’s patented data quality technology into our PowerCenter data integration product suite. New product introductions and/or enhancements have inherent risks, including but not limited to:

•	delay in completion, launch, delivery, or availability;

•	delay in customer purchases in anticipation of new products not yet released;

•	product quality issues including the possibility of defects;

•	market confusion based on changes to the product packaging and pricing as a result of a new product release;

•	interoperability issues with third-party technologies;

•	loss of existing customers that choose a competitor’s product instead of upgrading or migrating to the new product; and

•	loss of maintenance revenues from existing customers that do not upgrade or migrate.

In addition, we plan to continue to partner with our existing data quality vendors in terms of support for our existing customers. However, it is unclear how successful the ongoing partnering will be and how our customers will react. Given the risks associated with the introduction of new products, we cannot predict their impact on overall sales and revenues.

We have experienced and could continue to experience fluctuations in our quarterly operating results, especially the amount of license revenues we recognize each quarter, and such fluctuations have caused and could cause our stock price to decline.

Our quarterly operating results have fluctuated in the past and are likely to do so in the future. These fluctuations have caused our stock price to experience declines in the past and could cause our stock price to significantly fluctuate or experience declines in the future. One of the reasons why our operating results have fluctuated is that our license revenues, which are sold on a perpetual license basis, are not predictable with any significant degree of certainty and are vulnerable to short-term shifts in customer demand. Also, we could experience customer order deferrals in anticipation of future new product introductions or product enhancements, as well as a result of particular budgeting and purchase cycles of our customers. By comparison, our short-term expenses are relatively fixed and based in part on our expectations of future revenues.

Moreover, historically our backlog of license orders at the end of a given fiscal period has tended to vary. This has particularly been the case at the end of the first and third fiscal quarters when our backlog typically decreases from the prior quarter and increases at the end of the fourth quarter. For example, in the first quarter of 2004, we experienced greater seasonal reduction in license orders than we had initially expected.

Furthermore, we generally recognize a substantial portion of our license revenues in the last month of each quarter and, sometimes, in the last few weeks of each quarter. As a result, we cannot predict the adverse impact caused by cancellations or delays in orders until the end of each quarter. Moreover, the likelihood of an adverse impact may be greater if we experience increased average transaction sizes due to a mix of relatively larger deals in our sales pipeline.

Due to the difficulty we experience in predicting our quarterly license revenues, we believe that quarter-to-quarter comparisons of our operating results are not necessarily a good indication of our future performance. Furthermore, our future operating results could fail to meet the expectations of stock analysts and investors. If this happens, the price of our common stock could fall.

We rely on our relationships with our strategic partners. If we do not maintain and strengthen these relationships, our ability to generate revenue and control expenses could be adversely affected, which could cause a decline in the price of our common stock.

We believe that our ability to increase the sales of our products depends in part upon maintaining and strengthening relationships with our current strategic partners and any future strategic partners. In addition to our direct sales force, we rely on established relationships with a variety of strategic partners, such as systems integrators, resellers, and distributors, for marketing, licensing, implementing, and supporting our products in the United States and internationally. We also rely on relationships with strategic technology partners, such as enterprise application providers, database vendors, data quality vendors, and enterprise integrator vendors, for the promotion and implementation of our products.

Our strategic partners offer products from several different companies, including, in some cases, products that compete with our products. We have limited control, if any, as to whether these strategic partners devote adequate resources to promoting, selling, and implementing our products as compared to our competitors’ products.

Although our strategic partnership with IBM’s Business Consulting Services (“BCS”) group has been successful in the past, IBM’s acquisition of Ascential Software may make it more critical that we strengthen our relationships with our other strategic partners. We cannot guarantee that we will be able to strengthen our relationships with our strategic partners or that such relationships will be successful in generating additional revenue.

We may not be able to maintain our strategic partnerships or attract sufficient additional strategic partners who have the ability to market our products effectively, are qualified to provide timely and cost-effective customer support and service, or have the technical expertise and personnel resources necessary to implement our products for our customers. In particular, if our strategic partners do not devote sufficient resources to implement our products, we may incur substantial additional costs associated with hiring and training additional qualified technical personnel to implement solutions for our customers in a timely manner. Furthermore, our relationships with our strategic partners may not generate enough revenue to offset the significant resources used to develop these relationships. If we are unable to leverage the strength of our strategic partnerships to generate additional revenues, our revenues and the price of our common stock could decline.

If we are unable to accurately forecast revenues, we may fail to meet stock analysts’ and investors’ expectations of our quarterly operating results, which could cause our stock price to decline.

We use a “pipeline” system, a common industry practice, to forecast sales and trends in our business. Our sales personnel monitor the status of all proposals, including the date when they estimate that a customer will make a purchase decision and the potential dollar amount of the sale. We aggregate these estimates periodically in order to generate a sales pipeline. We assess the pipeline at various points in time to look for trends in our business. While this pipeline analysis may provide us with some guidance in business planning and budgeting, these pipeline estimates are necessarily speculative and may not consistently correlate to revenues in a particular quarter or over a longer period of time. Additionally, because we have historically recognized a substantial portion of our license revenues in the last month of each quarter and sometimes, in the last few weeks of each quarter, we may not be able to adjust our cost structure in a timely manner in response to variations in the conversion of the sales pipeline into license revenues. Any change in the conversion rate of the pipeline into customer sales or in the pipeline itself could cause us to improperly budget for future expenses that are in line with our expected future revenues, which would adversely affect our operating margins and results of operations and could cause the price of our common stock to decline.

We have experienced reduced sales pipeline and pipeline conversion rates in prior years, which have adversely affected the growth of our company and the price of our common stock.

In 2002, we experienced a reduced conversion rate of our overall license pipeline, primarily as a result of the general economic slowdown, which caused the amount of customer purchases to be reduced, deferred, or cancelled. In the first half of 2003, we continued to experience a decrease in our sales pipeline as well as our pipeline conversion rate, primarily as a result of the negative impact of the war in Iraq on the capital spending budgets of our customers, as well as the continued general economic slowdown. While the U.S. economy improved in the second half of 2003 and in 2004 and 2005, we experienced, and continue to experience, uncertainty regarding our sales pipeline and our ability to convert potential sales of our products into revenue. Although we experienced an increase in the size of our sales pipeline and our pipeline conversion rate in 2005 as a result of our increased investment in sales personnel and a gradually improving IT spending environment, if we are unable to continue to increase the size of our sales pipeline and our pipeline conversion rate, our results of operations could fail to meet the expectations of stock analysts and investors, which could cause the price of our common stock to decline.

Our international operations expose us to greater risks, including but not limited to those regarding intellectual property, collections, exchange rate fluctuations, and regulations, which could limit our future growth.

We have significant operations outside the United States, including software development centers in India, the Netherlands, and the United Kingdom, sales offices in Europe, including France, Germany, the Netherlands, Switzerland, and the United Kingdom, as well as in countries in Asia-Pacific, and customer support centers in the Netherlands, India, and the United Kingdom. Additionally, we have recently opened sales offices in Australia, China, India, Japan, Korea, Taiwan, and Singapore, and we plan to continue to expand our international operations in the Asia-Pacific market. Our international operations face numerous risks. For example, in order to sell our products in certain foreign countries, our products must be localized, that is, customized to meet local user needs. Developing local versions of our products for foreign markets is difficult, requires us to incur additional expenses, and can take longer than we anticipate. We currently have limited experience in localizing products and in testing whether these localized products will be accepted in the targeted countries. We cannot ensure that our localization efforts will be successful.

In addition, we have only a limited history of marketing, selling, and supporting our products and services internationally. As a result, we must hire and train experienced personnel to staff and manage our foreign operations. However, we have experienced difficulties in recruiting, training, managing, and retaining an international staff; in particular turnover rates and wage inflation in India have recently increased. We may continue to experience such difficulties in the future.

We must also be able to enter into strategic distributor relationships with companies in certain international markets where we do not have a local presence. If we are not able to maintain successful strategic distributor relationships internationally or recruit additional companies to enter into strategic distributor relationships, our future success in these international markets could be limited.

Business practices in the international markets that we serve may differ from those in North America and may require us to include terms in our software license agreements, such as extended payment or warranty terms, or performance obligations that may require us to defer license revenues and recognize them ratably over the warranty term or contractual period of the agreement. For example, in 2004, we were unable to recognize a portion of license fees for two large software license agreements signed in Europe in the third quarter of 2004. We deferred the license revenues related to these software license agreements in September 2004 due to extended warranties that contained provisions for additional unspecified deliverables and began amortizing the deferred revenues balances to license revenues in September 2004 for a two- to five-year period. Although historically we have infrequently entered into software license agreements that require ratable recognition of license revenue, we may enter into software license agreements in the future that may include non-standard terms related to payment, maintenance rates, warranties, or performance obligations.

Our software development centers in India, the Netherlands, and the United Kingdom also subject our business to certain risks, including:

•	greater difficulty in protecting our ownership rights to intellectual property developed in foreign countries, which may have laws that materially differ from those in the United States;

•	communication delays between our main development center in Redwood City, California and our development centers in India, the Netherlands, and the United Kingdom as a result of time zone differences, which may delay the development, testing, or release of new products;

•	greater difficulty in relocating existing trained development personnel and recruiting local experienced personnel, and the costs and expenses associated with such activities; and

•	increased expenses incurred in establishing and maintaining office space and equipment for the development centers.

Additionally, our international operations as a whole are subject to a number of risks, including the following:

•	greater risk of uncollectible accounts and longer collection cycles;

•	greater risk of unexpected changes in regulatory practices, tariffs, and tax laws and treaties;

•	greater risk of a failure of our foreign employees to comply with both U.S. and foreign laws, including antitrust regulations, the Foreign Corrupt Practices Act, and unfair trade regulations;

•	potential conflicts with our established distributors in countries in which we elect to establish a direct sales presence;

•	our limited experience in establishing a sales and marketing presence and the appropriate internal systems, processes, and controls in Asia-Pacific, especially China, Hong Kong, Korea, and Taiwan;

•	fluctuations in exchange rates between the U.S. dollar and foreign currencies in markets where we do business, if we continue to not engage in hedging activities; and

•	general economic and political conditions in these foreign markets.

These factors and other factors could harm our ability to gain future international revenues and, consequently, materially impact our business, results of operations, and financial condition. The expansion of our existing international operations and entry into additional international markets will require significant management attention and financial resources. Our failure to manage our international operations and the associated risks effectively could limit the future growth of our business.

As a result of our products’ lengthy sales cycles, our expected revenues are susceptible to fluctuations, which could cause us to fail to meet stock analysts’ and investors’ expectations, resulting in a decline in the price of our common stock.

Due to the expense, broad functionality, and company-wide deployment of our products, our customers’ decisions to purchase our products typically require the approval of their executive decision makers. In addition, we frequently must educate our potential customers about the full benefits of our products, which also can require significant time. This trend toward greater customer executive level involvement and customer education is likely to increase as we expand our market focus to broader data integration initiatives, which may result in larger average transaction sizes. Further, our sales cycle may lengthen as we continue to focus our sales efforts on large corporations. As a result of these factors, the length of time from our initial contact with a customer to the customer’s decision to purchase our products typically ranges from three to nine months. We are subject to a number of significant risks as a result of our lengthy sales cycle, including:

•	our customers’ budgetary constraints and internal acceptance review procedures;

•	the timing of our customers’ budget cycles;

•	the seasonality of technology purchases, which historically has resulted in stronger sales of our products in the fourth quarter of the year, especially when compared to lighter sales in the first quarter of the year;

•	our customers’ concerns about the introduction of our products or new products from our competitors; or

•	potential downturns in general economic or political conditions that could occur during the sales cycle.

If our sales cycles lengthen unexpectedly, they could adversely affect the timing of our revenues or increase costs, which may independently cause fluctuations in our revenues and results of operations. Finally, if we are unsuccessful in closing sales of our products after spending significant funds and management resources, our operating margins and results of operations could be adversely impacted, and the price of our common stock could decline.

Although we believe we currently have adequate internal control over financial reporting, we are required to assess our internal control over financial reporting on an annual basis and any future adverse results from such assessment could result in a loss of investor confidence in our financial reports and have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), and the rules and regulations promulgated by the SEC to implement SOX 404, we are required to furnish an annual report in our Form 10-K regarding the effectiveness of our internal control over financial reporting. The report includes, among other things, an assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year, including a statement regarding the effectiveness of our internal control over financial reporting. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by management.

Management’s assessment of internal control over financial reporting requires management to make subjective judgments and, because this requirement to provide a management report has only been in effect since 2004, some of our judgments will be in areas that may be open to interpretation. Therefore, we may have difficulties in assessing the effectiveness of our internal controls, and our auditors, who are required to issue an attestation report along with our management report, may not agree with management’s assessments.

In addition, during 2005 and in the first quarter of 2006, we expanded our presence in the Asia-Pacific region where business practices can differ from those in other regions of the world and can create internal controls risks. To address such potential risks, we recognize revenue on transactions derived in this region only when the cash has been received.

Although we currently believe our internal control over financial reporting is effective, the effectiveness of our internal controls in future periods is subject to the risk that our controls may become inadequate.

If we are unable to assert that our internal control over financial reporting is effective in any future period (or if our auditors are unable to provide an attestation report regarding the effectiveness of our internal controls, or qualify such report or fail to provide such report in a timely manner), we could lose investor confidence in the accuracy and completeness of our financial reports, which would have an adverse effect on our stock price.

If our products are unable to interoperate with hardware and software technologies developed and maintained by third parties that are not within our control, our ability to develop and sell our products to our customers could be adversely affected, which would result in harm to our business and operating results.

Our products are designed to interoperate with and provide access to a wide range of third-party developed and maintained hardware and software technologies, which are used by our customers. The future design and development plans of the third parties that maintain these technologies are not within our control and may not be in line with our future product development plans. We may also rely on such third parties, particularly certain third-party developers of database and application software products, to provide us with access to these technologies so that we can properly test and develop our products to interoperate with the third-party technologies. These third parties may in the future refuse or otherwise be unable to provide us with the necessary access to their technologies. In addition, these third parties may decide to design or develop their technologies in a manner that would not be interoperable with our own. The continued consolidation in the enterprise software market may heighten these risks. If any of the situations described above were to occur, we would not be able to continue to market our products as interoperable with such third-party hardware and software, which could adversely affect our ability to successfully sell our products to our customers.

If the market in which we sell our products and services does not grow as we anticipate, we may not be able to increase our revenues at an acceptable rate of growth, and the price of our common stock could decline.

The market for software products that enable more effective business decision-making by helping companies aggregate and utilize data stored throughout an organization continues to change. Substantially all of our historical revenues have been attributable to the sales of products and services in the data warehousing market. While we believe that this market is still growing, we expect most of our growth to come from the emerging market for broader data integration, which includes migration, data consolidation, data synchronization, and single view projects. The use of packaged software solutions to address the needs of the broader data integration market is relatively new and is still emerging. Our potential customers may:

•	not fully value the benefits of using our products;

•	not achieve favorable results using our products;

•	experience technical difficulties in implementing our products; or

•	use alternative methods to solve the problems addressed by our products.

If this market does not grow as we anticipate, we would not be able to sell as much of our software products and services as we currently expect, which could result in a decline in the price of our common stock.

The loss of our key personnel, an increase in our sales force personnel turnover rate, or the inability to attract and retain additional personnel could adversely affect our ability to grow our company successfully and may negatively impact our results of operations.

We believe our success depends upon our ability to attract and retain highly skilled personnel and key members of our management team. We continue to experience changes in members of our senior management team with the departure of John Entenmann, our Executive Vice President, Corporate Strategy and Marketing in October 2005 and the recent addition of Brian C. Gentile, Executive Vice President and Chief Marketing Officer responsible for worldwide marketing. As new senior personnel join our company and become familiar with our business strategy and systems, their integration could result in some disruption to our ongoing operations.

We also experienced an increased level of turnover in our direct sales force in the fourth quarter of 2003 and the first quarter of 2004. This increase in the turnover rate impacted our ability to generate license revenues in the first nine months of 2004. Although we have hired replacements in our sales force and have seen the pace of the turnover decrease in recent quarters, we typically experience lower productivity from newly hired sales personnel for a period of 6 to 12 months. If we are unable to effectively train such new personnel, or if we experience an increase in the level of sales force turnover, our ability to generate license revenues may be negatively impacted.

In addition, we have experienced an increased level of turnover in other areas of the business. If we are unable to effectively attract and train new personnel, or if we continue to experience an increase in the level of turnover, our results of operations may be negatively impacted.

We currently do not have any key-man life insurance relating to our key personnel, and the employment of the key personnel in the United States is at will and not subject to employment contracts. We have relied on our ability to grant stock options as one mechanism for recruiting and retaining highly skilled talent. Accounting regulations requiring the expensing of stock options may impair our future ability to provide these incentives without incurring significant compensation costs. There can be no assurance that we will continue to successfully attract and retain key personnel.

If the current improvement in the U.S. and global economies does not result in increased sales of our products and services, our operating results would be harmed, and the price of our common stock could decline.

As our business has grown, we have become increasingly subject to the risks arising from adverse changes in the domestic and global economies. We experienced the adverse effect of the economic slowdown in 2002 and the first six months of 2003, which resulted in a significant reduction in capital spending by our customers, as well as longer sales cycles and the deferral or delay of purchases of our products. In addition, terrorist actions and the military actions in Afghanistan and Iraq magnified and prolonged the adverse effects of the economic slowdown. Although the U.S. economy improved beginning in the third quarter of 2003, and we have experienced some improvement in our pipeline conversion rate, we may not experience any significant improvement in our pipeline conversion rate in the future. In particular, our ability to forecast and rely on U.S. federal government orders, especially potential orders from the U.S. Department of Defense, is uncertain due to congressional budget constraints and changes in spending priorities.

If the current improvement in the U.S. economy does not result in increased sales of our products and services, our results of operations could fail to meet the expectations of stock analysts and investors, which could cause the price of our common stock to decline. Moreover, if the economies of Europe and Asia-Pacific do not continue to grow or if there is an escalation in regional or global conflicts, we may fall short of our revenue expectations for 2006. Over the past few quarters, we have experienced less than expected overall revenue performance in Europe, especially in Germany. Any further economic slowdown in Europe could adversely affect our pipeline conversion rate, which could impact our ability to meet our revenue expectations for 2006. Although we are investing in Asia-Pacific, there are significant risks with overseas investments and our growth prospects in Asia-Pacific are uncertain. In addition, we could experience delays in the payment obligations of our worldwide reseller customers if they experience weakness in the end-user market, which would increase our credit risk exposure and harm our financial condition.

We rely on the sale of a limited number of products, and if these products do not achieve broad market acceptance, our revenues would be adversely affected.

To date, substantially all of our revenues have been derived from our data integration products such as PowerCenter and PowerExchange and related services. We expect sales of our data integration software and related services to comprise substantially all of our revenues for the foreseeable future. If any of our products does not achieve market acceptance, our revenues and stock price could decrease. In particular, with the completion of our Similarity acquisition, we intend to integrate Similarity’s data quality technology into our PowerCenter data integration product suite. Market acceptance for our current products, as well as our PowerCenter product with Similarity’s data quality technology, could be affected if, among other things, competition substantially increases in the enterprise data integration market or transactional applications suppliers integrate their products to such a degree that the utility of the data integration functionality that our products provide is minimized or rendered unnecessary.

We may not be able to successfully manage the growth of our business if we are unable to improve our internal systems, processes, and controls.

We need to continue to improve our internal systems, processes, and controls to effectively manage our operations and growth, including our international growth into new geographies, particularly the Asia-Pacific market. We may not be able to successfully implement improvements to these systems, processes, and controls in an efficient or timely manner, and we may discover deficiencies in existing systems, processes, and controls. We have licensed technology from third parties to help us accomplish this objective. The support services available for such third-party technology may be negatively affected by mergers and consolidation in the software industry, and support services for such technology may not be available to us in the future. We may experience difficulties in managing improvements to our systems, processes, and controls or in connection with third-party software, which could disrupt existing customer relationships, causing us to lose customers, limit us to smaller deployments of our products, or increase our technical support costs.

The price of our common stock fluctuates as a result of factors other than our operating results, such as the actions of our competitors and securities analysts, as well as developments in our industry and changes in accounting rules.

The market price for our common stock has experienced significant fluctuations and may continue to fluctuate significantly. The market price for our common stock may be affected by a number of factors other than our operating results, including:

•	the announcement of new products or product enhancements by our competitors;

•	quarterly variations in our competitors’ results of operations;

•	changes in earnings estimates and recommendations by securities analysts;

•	developments in our industry; and

•	changes in accounting rules.

After periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that particular company. The Company and certain former Company officers have been named as defendants in a purported class action complaint, which was filed on behalf of certain persons who purchased our common stock between April 29, 1999 and December 6, 2000. Such actions could cause the price of our common stock to decline.

The price of our common stock may fluctuate when we account for employee stock option and employee stock purchase plans using the new fair value method, which could significantly reduce our net income and earnings per share.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 123(R), Share-Based Payment, which requires us to measure compensation cost for all share-based payments (including employee stock options) at fair value at the date of grant and record such expense in our condensed consolidated financial statements. We adopted SFAS No. 123(R) as required in the first quarter of 2006. The adoption of SFAS No. 123(R) has a significant adverse impact on our condensed consolidated results of operations. The adoption of SFAS No. 123(R) has increased our operating expenses and reduced our net income and earnings per share, all of which could result in a decline in the price of our common stock in the future. The effect of share-based payments on our net income and earnings per share are not predictable as the underlying assumptions, including stock price, volatility, expected life, and forfeiture rate of the Black-Scholes model could vary over time.

We rely on a number of different distribution channels to sell and market our products. Any conflicts that we may experience within these various distribution channels could result in confusion for our customers and a decrease in revenue and operating margins.

We have a number of relationships with resellers, systems integrators, and distributors that assist us in obtaining broad market coverage for our products and services. Although our discount policies, sales commission structure, and reseller licensing programs are intended to support each distribution channel with a minimum level of channel conflicts, we may not be able to minimize these channel conflicts in the future. Any channel conflicts that we may experience could result in confusion for our customers and a decrease in revenue and operating margins.

Any significant defect in our products could cause us to lose revenue and expose us to product liability claims.

The software products we offer are inherently complex and, despite extensive testing and quality control, have in the past and may in the future contain errors or defects, especially when first introduced. These defects and errors could cause damage to our reputation, loss of revenue, product returns, order cancellations, or lack of market acceptance of our products. We have in the past and may in the future need to issue corrective releases of our software products to fix these defects or errors, which could require us to allocate significant customer support resources to address these problems.

Our license agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims. However, the limitation of liability provisions contained in our license agreements may not be effective as a result of existing or future national, federal, state, or local laws or ordinances or unfavorable judicial decisions. Although we have not experienced any product liability claims to date, the sale and support of our products entails the risk of such claims, which could be substantial in light of the use of our products in enterprise-wide environments. In addition, our insurance against product liability may not be adequate to cover a potential claim.

If we are unable to successfully respond to technological advances and evolving industry standards, we could experience a reduction in our future product sales, which would cause our revenues to decline.

The market for our products is characterized by continuing technological development, evolving industry standards, changing customer needs, and frequent new product introductions and enhancements. The introduction of products by our direct competitors or others embodying new technologies, the emergence of new industry standards, or changes in customer requirements could render our existing products obsolete, unmarketable, or less competitive. In particular, an industry-wide adoption of uniform open standards across heterogeneous applications could minimize the importance of the integration functionality of our products and materially adversely affect the competitiveness and market acceptance of our products. Our success depends upon our ability to enhance existing products, to respond to changing customer requirements, and to develop and introduce in a timely manner new products that keep pace with technological and competitive developments and emerging industry standards. We have in the past experienced delays in releasing new products and product enhancements and may experience similar delays in the future. As a result, in the past, some of our customers deferred purchasing our products until the next upgrade was released. Future delays or problems in the installation or implementation of our new releases may cause customers to forgo purchases of our products and purchase those of our competitors instead. Additionally, even if we are able to develop new products and product enhancements, we cannot ensure that they will achieve market acceptance.

We recognize revenue from specific customers at the time we receive payment for our products, and if these customers do not make timely payment, our revenues could decrease.

Based on limited credit history, we recognize revenue from direct end users, resellers, distributors, and OEMs that have not been deemed creditworthy when we receive payment for our products and when all other criteria for revenue recognition have been met, rather than at the time of sale. As our business grows, if these customers and partners do not make timely payment for our products, our revenues could decrease. If our revenues decrease, the price of our common stock may fall.

We have a limited operating history and a cumulative net loss, which makes it difficult to evaluate our operations, products, and prospects for the future.

We were incorporated in 1993 and began selling our products in 1996; therefore, we have a limited operating history upon which investors can evaluate our operations, products, and prospects. With the exception of 2005 and 2003, when we had net income of $33.8 million and $7.3 million, respectively, since our inception we have incurred significant annual net losses, resulting in an accumulated deficit of $156 million as of March 31, 2006. We cannot ensure that we will be able to sustain profitability in the future. If we are unable to sustain profitability, we may fail to meet the expectations of stock analysts and investors, and the price of our common stock may fall.

The conversion provisions of our convertible senior notes and the level of debt represented by such notes will dilute the ownership interests of stockholders, could adversely affect our liquidity and could impede our ability to raise additional capital.

In March 2006, we issued $230 million aggregate principal amount of convertible senior notes due 2026 (“Notes”). The note holders can convert the Notes into shares of our common stock at any time before the Notes mature or are redeemed or repurchased by the Company. Upon certain dates or the occurrence of certain events including a change in control, the note holders can require the Company to repurchase some or all of the Notes. Upon any conversion of the Notes, our basic earnings per share would be expected to decrease because such underlying shares would be included in the basic earnings per share calculation. We have already accounted for such dilution, but the dilution may still pose a perception risk for the market. Given that events constituting a “change in control” can trigger repurchase obligations on behalf of the Company, the existence of such repurchase obligations may delay or discourage a merger, acquisition or other consolidation. Our ability to meet our repurchase or repayment obligations of the Notes will depend upon our future performance which is subject to economic, competitive, financial and other factors affecting our industry and operations, some of which are beyond our control. If we are unable to meet the obligations out of cash flows from operations or other available fund, we may need to raise additional funds through public or private debt or equity financings. We may not be able to borrow money or sell more of our equity securities to meet our cash needs. Even if we are able to do so, it may not be on terms that are favorable or reasonable to us.

If we are not able to adequately protect our proprietary rights, third parties could develop and market products that are equivalent to our own, which would harm our sales efforts.

Our success depends upon our proprietary technology. We believe that our product development, product enhancements, name recognition, and the technological and innovative skills of our personnel are essential to establishing and maintaining a technology leadership position. We rely on a combination of patent, copyright, trademark, and trade secret rights, confidentiality procedures, and licensing arrangements to establish and protect our proprietary rights.

However, these legal rights and contractual agreements may provide only limited protection. Our pending patent applications may not be allowed or our competitors may successfully challenge the validity or scope of any of our issued patents or any future issued patents. Our patents alone may not provide us with any significant competitive advantage, and third parties may develop technologies that are similar or superior to our technology or design around our patents. Third parties could copy or otherwise obtain and use our products or technology without authorization or develop similar technology independently. We cannot easily monitor any unauthorized use of our products, and, although we are unable to determine the extent to which piracy of our software products exists, software piracy is a prevalent problem in our industry in general.

The risk of not adequately protecting our proprietary technology and our exposure to competitive pressures may be increased if a competitor should resort to unlawful means in competing against us. For example, in July 2003 we settled a complaint against Ascential Software Corporation in which a number of former Informatica employees recruited and hired by Ascential misappropriated our trade secrets, including sensitive product and marketing information and detailed sales information regarding existing and potential customers, and unlawfully used that information to benefit Ascential in gaining a competitive advantage against us. Although we were ultimately successful in this lawsuit, there are no assurances that we will be successful in protecting our proprietary technology from competitors in the future.

We have entered into agreements with many of our customers and partners that require us to place the source code of our products into escrow. Such agreements generally provide that such parties will have a limited, non-exclusive right to use such code if: (1) there is a bankruptcy proceeding by or against us; (2) we cease to do business; or (3) we fail to meet our support obligations. Although our agreements with these third parties limit the scope of rights to use of the source code, we may be unable to effectively control such third parties’ actions.

Furthermore, effective protection of intellectual property rights is unavailable or limited in various foreign countries. The protection of our proprietary rights may be inadequate and our competitors could independently develop similar technology, duplicate our products, or design around any patents or other intellectual property rights we hold.

We may be forced to initiate litigation to protect our proprietary rights. For example, on July 15, 2002, we filed a patent infringement lawsuit against Acta Technology, Inc., now known as Business Objects Data Integration, Inc. (“BODI”). Although this lawsuit is in the discovery stage, litigating claims related to the enforcement of proprietary rights can be very expensive and can be burdensome in terms of management time and resources, which could adversely affect our business and operating results.

We may face intellectual property infringement claims that could be costly to defend and result in our loss of significant rights.

As is common in the software industry, we have received and may continue from time to time to receive notices from third parties claiming infringement by our products of third-party patent and other proprietary rights. As the number of software products in our target markets increases and the functionality of these products further overlaps, we may become increasingly subject to claims by a third party that our technology infringes such party’s proprietary rights. Any claims, with or without merit, could be time consuming, result in costly litigation, cause product shipment delays, or require us to enter into royalty or licensing agreements, any of which could adversely affect our business, financial condition, and operating results. Although we do not believe that we are currently infringing any proprietary rights of others, legal action claiming patent infringement could be commenced against us, and we may not prevail in such litigation given the complex technical issues and inherent uncertainties in patent litigation. The potential effects on our business that may result from a third-party infringement claim include the following:

•	we may be forced to enter into royalty or licensing agreements, which may not be available on terms favorable to us, or at all;

•	we may be required to indemnify our customers or obtain replacement products or functionality for our customers;

•	we may be forced to significantly increase our development efforts and resources to redesign our products as a result of these claims; and

•	we may be forced to discontinue the sale of some or all of our products.

Our effective tax rate is difficult to project and changes in such tax rate could adversely affect our operating results.

The process of determining our anticipated tax liabilities involves many calculations and estimates, making the ultimate tax obligation determination uncertain. As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes in each of the jurisdictions in which we operate prior to the completion and filing of tax returns for such periods. This process requires estimating both our geographic mix of income and our current tax exposures in each jurisdiction where we operate. These estimates involve complex issues, require extended periods of time to resolve, and require us to make judgments, such as anticipating the positions that we will take on tax returns prior to our actually preparing the returns and the outcomes of audits with tax authorities. We are also required to make determinations of the need to record deferred tax liabilities and the recoverability of deferred tax assets. A valuation allowance is established to the extent recovery of deferred tax assets is not more likely than not based on our estimation of future taxable income and other factors in each jurisdiction.

Furthermore, our overall effective income tax rate may be affected by various factors in our business including acquisitions, changes in our legal structure, changes in the geographic mix of income and expenses, changes in valuation allowances, changes in applicable accounting rules and tax laws, developments in tax audits, and variations in the estimated and actual level of annual pre-tax income.

We may not successfully integrate Similarity’s technology, employees, or business operations with our own. As a result, we may not achieve the anticipated benefits of our acquisition, which could adversely affect our operating results and cause the price of our common stock to decline.

In January 2006, we acquired Similarity, a provider of business-focused data quality and profiling solutions. The successful integration of Similarity’s technology, employees, and business operations will place an additional burden on our management and infrastructure. This acquisition, and any others we may make in the future, will subject us to a number of risks, including:

•	the failure to capture the value of the business we acquired, including the loss of any key personnel, customers, and business relationships;

•	any inability to generate revenue from the combined products that offsets the associated acquisition and maintenance costs; and

•	the assumption of any contracts or agreements from Similarity that contain terms or conditions that are unfavorable to us.

There can be no assurance that we will be successful in overcoming these risks or any other problems encountered in connection with our Similarity acquisition or any future acquisitions. To the extent that we are unable to successfully manage these risks, our business, operating results, or financial condition could be adversely affected, and the price of our common stock could decline.

We may engage in future acquisitions or investments that could dilute our existing stockholders or cause us to incur contingent liabilities, debt, or significant expense.

From time to time, in the ordinary course of business, we may evaluate potential acquisitions of, or investments in, related businesses, products, or technologies. For example, in January 2006 we announced our acquisition of Similarity Systems. Future acquisitions and investments like these could result in the issuance of dilutive equity securities, the incurrence of debt or contingent liabilities, or the payment of cash to purchase equity securities from third parties. There can be no assurance that any strategic acquisition or investment will succeed. Risks include difficulties in the integration of the products, personnel, and operations of the acquired entity, disruption of the ongoing business, potential management distraction from the ongoing business, difficulties in the retention of key partner alliances, and potential product liability issues related to the acquired products.

We have substantial real estate lease commitments that are currently subleased to third parties, and if subleases for this space are terminated or cancelled, our operating results and financial condition could be adversely affected.

We have substantial real estate lease commitments in the United States and internationally. However, we do not occupy many of these leases. Currently, we have substantially subleased these unoccupied properties to third parties. However, the terms of most of these sublease agreements account for only a portion of the period of our master leases and contain rights of the subtenant to extend the term of the sublease. To the extent that (1) our subtenants do not renew their subleases at the end of the initial term and we are unable to enter into new subleases with other parties at comparable rates, or (2) our subtenants are unable to pay the sublease rent amounts in a timely manner, our cash flow would be negatively impacted and our operating results and financial condition could be adversely affected.

Business interruptions could adversely affect our business.

Our operations are vulnerable to interruption by fire, earthquake, power loss, telecommunications or network failure, and other events beyond our control. We are in the process of preparing a detailed disaster recovery plan. Our facilities in the State of California had been subject to electrical blackouts as a consequence of a shortage of available electrical power, which occurred during 2001. In the event these blackouts reoccur, they could disrupt the operations of our affected facilities. In connection with the shortage of available power, prices for electricity may continue to increase in the foreseeable future. Such price changes will increase our operating costs, which could negatively impact our profitability. In addition, we do not carry sufficient business interruption insurance to compensate us for losses that may occur, and any losses or damages incurred by us could have a material adverse effect on our business.

Risks Related to the Notes and our Common Stock

The notes are unsecured and are subordinated to all of our existing and future secured indebtedness, and are effectively subordinated to the liabilities of our subsidiaries.

The notes are our senior, unsecured obligations and will rank equally in right of payment with our existing and future senior unsecured indebtedness, and junior to any of our existing and future secured indebtedness to the extent of the security therefor. The notes are not guaranteed by our subsidiaries, and accordingly are effectively subordinated to all indebtedness and other liabilities of our subsidiaries. The indenture for the notes does not prohibit us or limit any of our subsidiaries from incurring any indebtedness or other liabilities. In the event of a bankruptcy, liquidation or dissolution of a subsidiary, following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to us.

The market price of the notes could be significantly affected by the market price of our common stock, which can be volatile, and other factors.

We expect that the market price of the notes will be significantly affected by the market price of our common stock, which historically has been volatile. This may result in greater volatility in the market price of the notes than would be expected for nonconvertible debt securities. This volatility may be exaggerated if the trading volume of our common stock is low. In addition, the market price of our common stock, and therefore the notes, may fluctuate dramatically in response to a variety of factors, including:

•	our operating and financial performance and prospects;

•	the depth and liquidity of the market for our common stock;

•	investor perception of us and the industry and markets in which we operate;

•	the level of research coverage of our common stock;

•	changes in earnings estimates or buy/sell recommendations by analysts;

•	general financial, domestic, international, economic and other market conditions; and

•	judgments favorable or adverse to us.

In addition, the price of our common stock also could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the notes. In addition, the stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These fluctuations may adversely affect the price of our common stock, regardless of our operating performance. In addition, sales of substantial amounts of our common stock in the public market after this offering, or the perception that those sales may occur, could cause the market price of our common stock to decline. Furthermore, stockholders may initiate securities class action lawsuits if the market price of our stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management. We and certain of our former officers have been named as defendants in a purported class action complaint, which was filed on behalf of certain persons who purchased our common stock between April 29, 1999 and December 6, 2000. Such actions could cause the price of our common stock to decline.

These factors, among others, could significantly depress the trading price of the notes and the price of any common stock issued upon conversion of the notes.

There are no financial covenants in the indenture for the notes.

The indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we incur operating losses;

•	limit our ability to incur any indebtedness, including secured debt that would rank senior to the notes or any debt that would be equal in right of payment to the notes;

•	limit our subsidiaries’ ability to incur indebtedness, any of which would effectively rank senior to the notes;

•	restrict our subsidiaries’ ability to issue securities that would be senior to the common stock of our subsidiaries held by us;

•	restrict our ability to repurchase our securities;

•	restrict our ability to pledge our assets or those of our subsidiaries; or

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

We may not have the ability to repurchase the notes for cash pursuant to their terms.

You may require us at your option to repurchase all or a portion of your notes for cash in the event of a fundamental change or on the March 15, 2011, March 15, 2016, or March 15, 2021 purchase dates. If you were to require us to repurchase your notes following a fundamental change or at your option on March 15, 2011, March 15, 2016, or March 15, 2021, we cannot assure you that we will be able to pay the amount required. Our ability to repurchase the notes is subject to our liquidity position at the time, and may be limited by law, by the indenture, and by indebtedness and agreements that we may enter into in the future which may replace, supplement or amend our existing or future debt. If we did not have sufficient cash to meet our obligations, while we could seek to obtain third-party financing to pay for any amounts due upon such events, we cannot be sure that such third-party financing will be available on commercially reasonable terms, if at all. Our failure to repurchase the notes would constitute an event of default under the indenture relating to the notes, which might constitute an event of default under the terms of our other indebtedness at that time.

The increase in the conversion rate applicable to the notes that are converted in connection with make-whole fundamental changes may not adequately compensate you for the lost option value of your notes as a result of that make-whole fundamental change.

If a make-whole fundamental change occurs before March 15, 2011, we will increase the conversion rate applicable to the notes that are converted in connection with such make-whole fundamental change. The amount of the increase depends on the date on which the make-whole fundamental change becomes effective and the price paid per share of our common stock in the transaction constituting the make-whole fundamental change or the price per share of our common stock immediately prior to such transaction (which we refer to as the “applicable price”), as the case may be. See “Description of the notes — Conversion Rights — Adjustment to the Conversion Rate upon Make-whole Fundamental Changes”. Although this adjustment to the conversion rate is designed to compensate you for the lost option value of your notes as a result of the make-whole fundamental change, the amount of the adjustment is only an approximation of such lost value and may not adequately compensate you for the loss. In addition, if (i) the applicable price is less than $15.47 per share or greater than $60.00 per share (in each case, subject to adjustment), (ii) we elect, in the case of a “public acquiror fundamental change”, to change the conversion right in lieu of increasing the conversion rate, or (iii) the adjustment would lead to an increase in the conversion rate to more than 64.6412 shares of our common stock (subject to adjustment), then no increase in the conversion rate will occur, or (in the case of clause (iii)) such increase will be limited.

In addition, our obligation to increase the conversion rate in conjunction with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Your right to require us to repurchase your notes upon a fundamental change may not protect you upon the occurrence of certain events that might adversely affect our financial condition or business operations.

The term “fundamental change” is limited to certain specified transactions and does not include other events that might adversely affect our financial condition or business operations. The provisions of the indenture which require us to repurchase notes tendered to us by holders of the notes upon the occurrence of such a fundamental change as described above would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change repurchase feature of the notes but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes will be subject to adjustment for certain events, including, among others, the issuance of stock dividends on our common stock, the issuance of rights or warrants to acquire shares of our common stock or securities convertible into shares of our common stock, subdivisions and combinations of our common stock, dividends of our capital stock, cash dividends and certain tender or exchange offers. The conversion rate will not be adjusted for other events, such as an issuance of shares of common stock for cash, that may adversely affect the trading price of the notes or our common stock. We cannot assure you that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.

If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

If you hold notes, you are not entitled to any rights with respect to our common stock, including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock, but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock upon conversion of your notes and in limited cases under the anti-dilution adjustments of the notes. For example, in the event that an amendment is proposed to our restated articles of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

An active trading market for the notes may not develop, and you may not be able to sell your notes at attractive prices or at all.

There is currently no public market for the notes, and no active trading market might ever develop. The notes may trade at a discount from their offering price in the initial private placement, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of shares of our common stock, our performance and other factors. We do not know whether an active trading market will develop for the notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed.

We have no plans to list the notes on a securities exchange. We have been advised by the initial purchaser in the initial private placement that it presently intends to make a market in the notes. However, the initial purchaser is not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice. If the initial purchaser ceases to act as a market maker for the notes, we cannot assure you that another firm or person will make a market in the notes.

The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop.

An adverse credit rating of the notes may cause their trading prices to fall.

If a credit rating agency rates the notes, it may assign a rating that is lower than investors’ expectations. Credit rating agencies also may lower ratings on the notes in the future. If a credit rating agency assigns a lower-than-expected rating or reduces, or indicates that it may reduce, its rating in the future, the trading price of the notes could significantly decline.

Future sales or issuances of common stock or the issuance of securities senior to our common stock may depress the trading price of our common stock and the notes.

Any issuance of equity securities after this offering, including the issuance of shares upon conversion of the notes, could dilute the interests of our existing stockholders, including holders who have received shares upon conversion of their notes, and could substantially decrease the trading price of our common stock and the notes. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of warrants or options, or upon conversion of preferred stock or debentures, if any, or for other reasons.

Delaware law and our certificate of incorporation and bylaws contain provisions that could deter potential acquisition bids, which may adversely affect the market price of our common stock, discourage merger offers, and prevent changes in our management or Board of Directors.

Our basic corporate documents and Delaware law contain provisions that might discourage, delay, or prevent a change in the control of Informatica or a change in our management. Our bylaws provide that we have a classified Board of Directors, with each class of directors subject to re-election every three years. This classified Board has the effect of making it more difficult for third parties to elect their representatives on our Board of Directors and gain control of us. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors and take other corporate actions. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

In addition, we have adopted a stockholder rights plan. Under the plan, we issued a dividend of one right for each outstanding share of common stock to stockholders of record as of November 12, 2001, and such rights will become exercisable only upon the occurrence of certain events. Because the rights may substantially dilute the stock ownership of a person or group attempting to take us over without the approval of our Board of Directors, the plan could make it more difficult for a third party to acquire us or a significant percentage of our outstanding capital stock without first negotiating with our Board of Directors regarding such acquisition.

The repurchase rights and the increased conversion rate triggered by a make-whole fundamental change could discourage a potential acquiror.

The repurchase rights in the notes triggered by a fundamental change, as described under the heading “Description of the Notes — Holders may Require Us to Repurchase Their Notes upon a Fundamental Change”, and the increased conversion rate triggered by a make-whole fundamental change, as described under the heading “Description of the Notes — Conversion Rights — Adjustment to the Conversion Rate upon Make-whole Fundamental Changes”, could discourage a potential acquiror.

You may be deemed to receive a constructive distribution taxable to you, regardless of whether you convert the notes into our common shares.

The conversion rate of the notes is subject to adjustment under certain circumstances. Certain adjustments to (or the failure to make such adjustments to) the conversion rate of the notes may result in a taxable constructive distribution to you, regardless of whether you ever convert the notes into shares of our common stock. For example, an increase in the conversion rate as a result of the payment of a cash dividend or cash distribution to our stockholders will result in a constructive distribution to you. This constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the rules under the Internal Revenue Code of 1986, as amended, or the Code, governing corporate distributions. If you are a Non-U.S. Holder (as defined in “Certain Federal Income Tax Considerations”), a constructive distribution to you that is taxable as a dividend will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See “Certain Federal Income Tax Considerations — U.S. Holders — Constructive Distributions” and “— Non-U.S. Holders — Dividends”.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the federal securities laws and are intended to enjoy the safe harbors for forward-looking statements provided by such laws. You can generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of such terms or other comparable terminology. These forward-looking statements relate to, among other things, our strategic and business initiatives and plans for growth; our financial condition and results of operations; future events, developments or performances; and management’s expectations, beliefs, plans, estimates and projections. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. In evaluating these statements, you should specifically consider these factors as they may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

USE OF PROCEEDS

We will not receive any proceeds from the sale by any selling security holder of the notes or the common stock issued upon their conversion.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods has been computed by dividing earnings available for fixed charges (income from continuing operations before income taxes plus fixed charges) by fixed charges (interest expense including amortization of issuance cost related to the convertible senior notes).

						Quarter
						Ended
	Years Ended December 31,					March 31,
	2001	2002	2003	2004	2005	2006

Ratio of earnings to fixed charges(1)	—	—	3.5	—	9.5	5.1

(1)	Earnings were inadequate to cover fixed charges by approximately $103.2 million, $14.7 million, and $43.7 million for the years ended December 31, 2004, 2002 and 2001, respectively.

DESCRIPTION OF THE NOTES

The notes were issued under an indenture, dated March 13, 2006, between us and U.S. Bank National Association, as trustee. The following summary of the terms of the notes, the indenture and the registration rights agreement does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes, the indenture and the registration rights agreement. We will provide copies of the indenture and the registration rights agreement to you upon request, and they have also been filed as exhibits to the registration statement that this prospectus forms a part of and are also available for inspection at the office of the trustee. Those documents, and not this description, define your legal rights as a holder of the notes.

For purposes of this summary, the terms “Informatica”, “we”, “us” and “our” refer only to Informatica Corporation and not to any of its subsidiaries, unless we specify otherwise. Unless the context requires otherwise, the term “interest” includes “additional interest” and references to dollars mean U.S. dollars.

General

The notes we are offering:

•	are limited to $230,000,000 in aggregate principal amount;

•	bear interest at a rate of 3% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2006, to holders of record at the close of business on the preceding March 1 and September 1, respectively;

•	will bear additional interest if we fail to comply with certain obligations as described under “— Registration Rights”;

•	are issued in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount in excess thereof without coupons;

•	are senior unsecured obligations of Informatica; the notes rank equally in right of payment with our existing and future senior unsecured indebtedness, and junior to any of our existing and future secured indebtedness to the extent of the security therefor; as indebtedness of Informatica, the notes are effectively subordinated to all indebtedness and other liabilities of our subsidiaries;

•	are convertible at any time prior to the close of business on the business day immediately prior to the maturity date into shares of our common stock at an initial conversion rate of 50.0000 shares of our common stock per $1,000 principal amount of notes (which represents an initial conversion price of $20.00 per share), subject to adjustments, as described under “— Conversion Rights”;

•	are redeemable, in whole or in part, by us at any time after March 15, 2011, at a redemption price in cash equal to 100% of the principal amount of the notes we redeem, plus accrued and unpaid interest to, but excluding, the redemption date, as described under “— Redemption of Notes at Our Option”;

•	are subject to purchase by us at the option of the holder on each of March 15, 2011, March 15, 2016, and March 15, 2021, at a purchase price in cash equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the purchase date, as described under “— Purchase of Notes by Us at the Option of the Holder”;

•	are subject to repurchase by us at the option of the holder upon a fundamental change, as described under “— Holders may Require Us to Repurchase Their Notes upon a Fundamental Change”, at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date; and

•	mature on March 15, 2026, unless previously redeemed, purchased or repurchased by us or converted.

All cash payments on the notes will be made in U.S. dollars.

The notes have been issued in registered form, without coupons. We initially issued the notes as global securities in book-entry form. We will make payments in respect of notes in book-entry form by wire transfer of immediately available funds to the accounts specified by holders of the notes. For a note that has been subsequently issued in certificated form, we will mail a check to the holder’s registered address.

You may convert notes at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

The notes are our senior unsecured obligations and rank equally with all of our existing and future senior unsecured indebtedness. The notes are effectively subordinated to all of our existing and future secured indebtedness to the extent of the security therefor. As of the date of this prospectus, we did not have any outstanding indebtedness other than the notes.

There is no sinking fund for the notes. The indenture does not contain any financial covenants, including financial covenants that limit our ability to incur additional indebtedness, pay dividends or repurchase our securities. In addition, the indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “— Conversion Rights — Adjustment to the Conversion Rate upon Make-whole Fundamental Changes”, “— Holders may Require Us to Repurchase Their Notes upon a Fundamental Change” and “— Consolidation, Merger and Sale of Assets”.

If any payment date with respect to the notes falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Interest Payments

We will pay interest on the notes at a rate of 3% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2006. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the preceding March 1 and September 1, respectively. Interest will accrue on the notes from and including March 13, 2006 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date. We will pay interest on the notes on the basis of a 360-day year of twelve 30-day months.

If a holder surrenders a note for conversion after the close of business on the record date for the payment of an installment of interest and before the related interest payment date, then, despite the conversion, we will, on the interest payment date, pay the interest due with respect to the note to the person who was the record holder of the note at the close of business on the record date. Such notes, upon surrender to us for conversion, must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such interest payment need be made to us (i) if we have specified a redemption date that is after a record date but on or prior to the next interest payment date, (ii) if we have specified a repurchase date following a fundamental change that is after a record date but on or prior to the next interest payment date, or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

For a description of when and to whom we must pay additional interest, if any, on the notes, see “— Registration Rights”.

Conversion Rights

General

Holders may convert any of their notes, in whole or in part, at any time prior to the close of business on the business day immediately preceding the final maturity date of the notes, into shares of our common stock at an initial conversion rate of 50.0000 shares of common stock per $1,000 principal amount of notes, subject to adjustment as described below, which represents an initial conversion price of $20.00 per share. In the case of notes called for redemption, the rights to convert such notes will expire at the close of business on the business day immediately preceding the redemption date, unless we default in payment of the redemption price. The conversion rate is subject to adjustment as described below. A holder may convert notes in part so long as such part is $1,000 principal amount or a multiple of $1,000. A holder that converts notes in connection with certain fundamental changes will be entitled to an increase in the conversion rate as described under “— Adjustment to the Conversion Rate upon Make-whole Fundamental Changes”. We will not issue fractional shares of common stock upon conversion of the notes and instead will pay a cash adjustment for fractional shares based on last reported sale price of our common stock on the trading day immediately prior to the conversion date. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust the conversion rate to account for accrued and unpaid interest.

Following the effective date of a fundamental change, the conversion value of the notes will be calculated with respect to the kind and amount of cash, securities or other property that a holder would have received in such fundamental change if such holder had owned a number of shares of our common stock equal to the conversion rate and the conversion of notes will be settled in the kind and amount of such cash, securities or other property.

Delivery of the shares of our common stock due upon conversion and cash in lieu of fractional shares, if any, upon conversion of the notes will be deemed to satisfy our obligation to pay the principal amount of such notes and any accrued but unpaid interest. As a result, accrued but unpaid interest, if any, to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

“Trading day” for any security means (i) if the applicable security is quoted on Nasdaq at a time when the Nasdaq is not a U.S. national securities exchange, a day on which trades may be made thereon, (ii) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national or regional securities exchange, a day on which the New York Stock Exchange or such other national or regional securities exchange is open for business or (iii) if the applicable security is not so quoted, listed or admitted for trading, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

In certain circumstances, holders must pay interest upon conversion between a record date and interest payment date. See “— Interest Payments”.

The holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our common stock and could also occur if we make other distributions of cash or property to our stockholders. See “Certain Federal Income Tax Considerations — U.S. Holders — Constructive Distributions” and “— Non-U.S. Holders —  Dividends”.

Conversion Procedures

To convert interests in a global note, the holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s then applicable conversion program procedures. To convert a certificated note, the holder must:

•	complete and manually sign the conversion notice on the back of the note (or a facsimile thereof);

•	deliver the completed conversion notice and the note to be converted to the specified office of the conversion agent;

•	pay all funds required, if any, relating to interest on the note to be converted, as described in the second paragraph under “— Interest Payments”; and

•	pay all taxes or duties, if any, as described in the third paragraph below.

The conversion date will be the date on which all of the foregoing requirements have been satisfied. The notes will be deemed to have been converted immediately before the close of business on the conversion date. Delivery of shares of common stock, if any, will be accomplished by delivery to the conversion agent of certificates for the required number of shares, other than in the case of holders of notes in book entry form with DTC, which shares shall be delivered in accordance with DTC’s customary practices. A holder receiving shares of common stock upon conversion will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the date on which we deliver such shares of common stock to that holder.

If a holder exercises its right to require us to purchase its notes as described under “— Purchase of Notes by Us at the Option of the Holder” or “— Holders may Require Us to Repurchase Their Notes upon a Fundamental Change”, such holder may convert its notes as provided above only if it withdraws its applicable purchase notice and converts its notes before the close of business on the business day immediately preceding the applicable purchase date or fundamental change repurchase date, as the case may be.

Holders of notes are not required to pay any transfer taxes or duties relating to the issuance or delivery of our common stock, if any, upon exercise of conversion rights, but they are required to pay any transfer tax or duty that may be payable relating to any transfer involved in the issuance or delivery of such common stock in a name other than the name of the holder of the note. Certificates representing shares of our common stock, if any, will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid.

Adjustments to the Conversion Rate

Subject to the terms of the indenture, we will adjust the conversion rate for:

(1) dividends or distributions on our common stock payable in shares of our common stock;

(2) subdivisions, combinations or certain reclassifications of our common stock;

(3) distributions to all holders of our common stock of rights, warrants or options entitling them, for a period expiring within 60 days of the record date for such distribution, to purchase or subscribe for shares of our common stock at a price per share that is less than the “current market price” of our common stock on the declaration date for such distribution;

(4) dividends or other distributions to all holders of our common stock of shares of our capital stock (other than our common stock), evidences of indebtedness or other assets (other than cash dividends or distributions) or the dividend or distribution to all holders of our common stock of certain rights or warrants (other than those covered in clause (3) above or, as described below, certain rights or warrants distributed pursuant to a stockholder rights plan) to purchase or subscribe for our securities;

(5) distributions consisting exclusively of cash to all holders of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding up); and

(6) distributions of cash or other consideration to all holders of our common stock by us or any of our subsidiaries in respect of a tender offer or exchange offer for our common stock, if such cash and the value of any such other consideration per share of our common stock validly tendered or exchanged exceeds the closing price per share of our common stock on the first trading day after the expiration of the tender offer or exchange offer.

In the event that we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales price of those securities for the ten trading days commencing on and including the fifth trading day after the date on which “ex-dividend trading” commences for such distribution on the Nasdaq National Market, the New York Stock Exchange or such other principal national or regional exchange, market or quotation system on which the securities are then listed or quoted;

If an adjustment to the conversion rate is required pursuant to paragraph (5) above, then the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect on the ex-dividend date with respect to the cash distribution by a fraction, (i) the numerator of which will be the current market price of our common stock and (ii) the denominator of which will be the current market price of our common stock minus the amount per share of such dividend or distribution.

“Current market price” per share of our common stock on a date of determination generally means the average of the closing sale prices per share of our common stock for the ten consecutive trading days ending on the earlier of the day of determination and the day immediately preceding the ex date with respect to the distribution requiring such computation. We will make adjustments to the current market price in accordance with the indenture to account for the occurrence of certain events during the ten consecutive trading day period.

The “closing sale price” of our common stock on any date means, as determined by us, the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported by Nasdaq or, if our common stock is not listed for trading or quoted on the Nasdaq National Market, as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is listed or quoted for trading. If our common stock is neither reported by the Nasdaq National Market nor listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “closing sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events and holders of the notes do not receive or have the right to receive such rights, options or warrants, then:

•	we will not adjust the conversion rate until the earliest of these triggering events occurs; and

•	we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

The indenture does not require us to adjust the conversion rate for any of the transactions described in paragraphs (1) through (6) above if we make provision for holders of notes to participate in the transaction without conversion as if such noteholder held a number of shares equal to the conversion rate on the record date or effective date, as the case may be, for such transaction.

We will not adjust the conversion rate unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. In addition, at the end of each fiscal year, beginning with the fiscal year ending on December 31, 2006, and at the time of conversion of any notes, we will give effect to any adjustments that we have otherwise deferred pursuant to this provision, and those adjustments, if any, will no longer be carried forward or taken into account in any subsequent adjustment.

To the extent permitted by law and the continued listing requirements of The Nasdaq National Market, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 days or any longer period required by law, so long as the increase is irrevocable during that period and we determine that the increase is in our best interests. We will mail a notice of the increase to holders at least 15 days before the day the increase commences. In addition, we may also increase the conversion rate as we determine to be advisable in order to avoid taxes to recipients of certain distributions.

To the extent that the rights agreement, dated as of October 17, 2001, between us and American Stock Transfer & Trust Company, as rights agent, or any future rights plan adopted by us, is in effect upon conversion of the notes, you will receive, in addition to any common stock issuable upon conversion, the rights under such rights plan, unless the rights have separated from our common stock at the time of conversion and such rights plan does not provide for the issuance upon conversion of the notes of a number of rights equal to the number of rights that a holder of a number of shares of common stock equal to the applicable conversion rate would have received upon such separation, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, other property or certain rights or warrants as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Adjustment to the Conversion Rate upon Make-whole Fundamental Changes

General

If a fundamental change, as defined below under “— Holders may Require us to Repurchase Their Notes upon a Fundamental Change” occurs prior to March 15, 2011 (or a transaction that would have been a change in control under that section but for the existence of the 110% trading price exception, a “make-whole fundamental change”), we will increase the conversion rate applicable to notes that are surrendered for conversion at any time from, and including, the effective date of such make-whole fundamental change until, and including, the close of business on the business day immediately preceding the fundamental change repurchase date (including a fundamental change repurchase date that would have been applicable but for the existence of the 110% trading price exception) corresponding to such make-whole fundamental change. However, if the make-whole fundamental change is also a “public acquiror fundamental change”, as described below, then, in lieu of increasing the conversion rate as described above, we may elect to change the conversion right in the manner described under “— Conversion after a Public Acquiror Fundamental Change”. Following the effective date of a make-whole fundamental change, the conversion value of the notes will be calculated with respect to the kind and amount of cash, securities or other property that a holder would have received in such make-whole fundamental change if such holder had owned a number of shares of our common stock equal to the conversion rate and the conversion of notes will be settled in the kind and amount of such cash, securities or other property.

We will mail to holders at their addresses appearing in the security register, and publish on our web site, and we will publicly announce through a reputable national newswire service, notice of the occurrence of a make-whole fundamental change. We must make this mailing, publication and announcement within five business days after the make-whole fundamental change has occurred. We must also state, in the notice, announcement and publication, whether we have made the election referred to in “— Conversion after a Public Acquiror Fundamental Change” to change the conversion right in lieu of increasing the conversion rate.

Increase in the Conversion Rate

In connection with a make-whole fundamental change, we will increase the conversion rate by reference to the table below, based on the date when the make-whole fundamental change becomes effective, which we refer to as the “effective date”, and the “applicable price”. In the case of a make-whole fundamental change described under the third bullet point of the definition of “change in control”, if the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for our common stock in the make-whole fundamental change consists solely of cash, then the “applicable price” will be the cash amount paid per share of our common stock in the make whole fundamental change. Otherwise, the “applicable price” will be the average of the closing sale prices per share of our common stock for the five consecutive trading days immediately preceding the effective date of the relevant make-whole fundamental change. We will make appropriate adjustments, in good faith, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex date of the event occurs, at any time during those five consecutive trading days.

The following table sets forth the number of additional shares per $1,000 principal amount of notes that will be added to the conversion rate applicable to notes surrendered for conversion during the period specified above in relation to a make-whole fundamental change. If an event occurs that requires an adjustment to the conversion rate (other than an adjustment pursuant to the provisions relating to increases in the conversion rate in connection with a make-whole fundamental change), we will, on the date we must adjust the conversion rate, adjust each applicable price set forth in the first column of the table below by multiplying the applicable price in effect immediately before the adjustment by a fraction:

•	the numerator of which is the conversion rate in effect immediately before the adjustment; and

•	the denominator of which is the adjusted conversion rate.

In addition, we will adjust the number of additional shares in the table below in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “— Adjustments to the Conversion Rate” above.

	Effective Date
	March 8	March 15	March 15	March 15	March 15	March 15
Applicable Price	2006	2007	2008	2009	2010	2011

$15.47	17.91	18.39	17.74	16.89	15.79	—
$17.50	14.24	14.43	13.55	12.35	10.60	—
$20.00	11.06	11.04	10.02	8.64	6.57	—
$22.50	8.82	8.69	7.65	6.25	4.17	—
$25.00	7.20	7.01	6.00	4.66	2.76	—
$27.50	5.99	5.78	4.83	3.59	1.93	—
$30.00	5.06	4.86	3.97	2.86	1.43	—
$32.50	4.34	4.14	3.34	2.34	1.12	—
$35.00	3.77	3.59	2.85	1.96	0.93	—
$37.50	3.31	3.15	2.47	1.68	0.80	—
$40.00	2.93	2.79	2.18	1.47	0.71	—
$42.50	2.61	2.49	1.94	1.30	0.65	—
$45.00	2.35	2.25	1.74	1.17	0.59	—
$47.50	2.12	2.04	1.58	1.07	0.55	—
$50.00	1.93	1.86	1.44	0.98	0.52	—
$52.50	1.76	1.71	1.32	0.91	0.49	—
$55.00	1.62	1.58	1.22	0.84	0.46	—
$57.50	1.49	1.46	1.14	0.79	0.44	—
$60.00	1.38	1.36	1.06	0.74	0.41	—

The exact applicable price and effective date may not be set forth on the table, in which case:

•	if the applicable price is between two applicable prices on the table or the effective date is between two effective dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower applicable prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the applicable price is in excess of $60.00 per share (subject to adjustment), no additional shares will be issued upon conversion;

•	if the applicable price is less than $15.47 per share (subject to adjustment), no additional shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 64.6412 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate, as set forth under “— Adjustments to the Conversion Rate”.

Our obligation to increase the conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion after a Public Acquiror Fundamental Change

If the make-whole fundamental change is a “public acquiror fundamental change”, as described below, then we may elect to change the conversion right in lieu of increasing the conversion rate applicable to notes that are converted in connection with that public acquiror fundamental change. If we make this election, then we will adjust the conversion rate and our related conversion obligation such that, from and after the effective time of the public acquiror fundamental change, the right to convert a note into shares of our common stock will be changed into a right to convert such note into shares of “public acquiror common stock” as described below, at a conversion rate equal to the conversion rate in effect immediately before the effective time multiplied by a fraction:

•	the numerator of which is the fair market value (as determined in good faith by us), as of the effective time of the public acquiror fundamental change, of the cash, securities and other property paid or payable per share of our common stock; and

•	the denominator of which is the average of the closing sale prices per share of the public acquiror common stock for the five consecutive trading days commencing on, and including, the trading day immediately after the effective date of the public acquiror fundamental change.

If we elect to change the conversion right as described above, the change in the conversion right will apply to all holders from and after the effective time of the public acquiror fundamental change, and not just those holders, if any, that convert their notes in connection with the public acquiror fundamental change. If the public acquiror fundamental change is also an event that requires us to make another adjustment to the conversion rate as described under “— Adjustments to the Conversion Rate” above, then we will also give effect to that adjustment. However, if we make the election described above, then we will not change the conversion right in the manner described under “— Change in the Conversion Right upon Certain Reclassifications, Business Combinations and Asset Sales” below.

A “public acquiror fundamental change” means a fundamental change described in the third bullet of the definition of change in control (without regard to a transaction that would have been a change in control under such section but for the existence of the 110% trading price exception) in which the acquiror has a class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market (at a time when the Nasdaq National Market is not a U.S. national securities exchange) or that will be so traded or quoted when issued or exchanged in connection with such fundamental change (the “public acquiror common stock”). If an acquiror does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have “public acquiror common stock” if it is “majority owned” by a corporation that has a class of common stock satisfying the foregoing requirement. In such case, all references to public acquiror common stock shall refer to such class of common stock. “Majority owned” for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.

We will state, in the notice and public announcement described under “— Adjustment to the Conversion Rate upon Make-whole Fundamental Changes” above, whether we have elected to change the conversion right in lieu of increasing the conversion rate. With respect to each public acquiror fundamental change, we can make only one election, and we cannot change that election once we have first mailed any such notice or made any such public announcement or publication. However, if we elect to change the conversion right as described above in connection with a public acquiror fundamental change that is ultimately not consummated, then we will not be obligated to give effect to that particular election.

Change in the Conversion Right upon Certain Reclassifications, Business Combinations and Asset Sales

Except as provided in the indenture, if we reclassify or change our common stock (other than a change only in par value or a change as a result of a subdivision or combination of our common stock) or are party to a consolidation, merger, binding share exchange or other business combination, or if we sell, transfer, lease, convey or otherwise dispose of all or substantially all of our property or assets, in each case, in a transaction in which holders of our common stock receive shares of common stock or other securities, property, assets or cash for their common stock, then, as of the effective time of such transaction, the holder of each note shall have the right to convert such note into the kind of shares of stock or other securities, property or assets or cash receivable upon such transaction by a holder of the number of shares of our common stock deliverable upon conversion of such note immediately prior to such transaction. A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, the conversion value would no longer be payable in securities whose value could increase depending on our future financial performance, prospects and other factors.

In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such a transaction, we will make adequate provision whereby the holders of the notes will have a reasonable opportunity to elect the form of such consideration with respect to which the conversion value of the notes, treated as a single class, will be determined from and after the effective date of such transaction. At and after the effective time of the transaction, upon conversion of the notes, such electing holder shall receive the kind and amount of shares of common stock or other securities, property, assets or cash that the holder would have received in the transaction in accordance with such election if the holder had converted such note into shares of our common stock at the then effective conversion rate immediately prior to such transaction. We will enter into a supplemental indenture to effect these provisions.

If such a transaction also constitutes a fundamental change, holders will also be able to require us to repurchase all or a portion of the holder’s notes, as described under “— Holders may Require Us to Repurchase Their Notes upon a Fundamental Change”. In some circumstances, we will increase the conversion rate applicable to the notes if a holder converts notes in connection with a make-whole fundamental change that occur prior to March 15, 2011, as described under “— Adjustment to the Conversion Rate upon Make-whole Fundamental Changes — Increase in the Conversion Rate”. In addition, if the fundamental change also constitutes a “public acquiror fundamental change”, then we may in certain circumstances elect to change the conversion right in the manner described under “— Adjustment to the Conversion Rate upon Make-whole Fundamental Changes — Conversion after a Public Acquiror Fundamental Change” in lieu of changing the conversion rate in the manner described in the preceding sentence.

There is no precise, established definition of the phrase “all or substantially all” of our property or assets under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of a significant portion but less than all of our property or assets.

Redemption of Notes at Our Option

On and prior to March 15, 2011, we may not redeem the notes. We may redeem the notes at our option, in whole or in part, at any time after March 15, 2011, on a date not less than 30 nor more than 60 days after the day we mail a redemption notice to each holder of notes to be redeemed at the address of the holder appearing in the security register, at a redemption price, payable in cash, equal to 100% of the principal amount of the notes we redeem (without premium or penalty), plus any accrued and unpaid interest to, but excluding, the redemption date. However, if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date, and not to a holder submitting the notes for redemption. We will make at least 10 semi-annual interest payments (including the interest payments on September 15, 2006, and March 15, 2011) in the full amount required by the indenture before we can redeem the notes at our option.

If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, the note will cease to be outstanding and interest on the note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the redemption price upon delivery of the note.

The conversion right with respect to any notes we have called for redemption will expire at the close of business on the business day immediately preceding the redemption date, unless we default in the payment of the redemption price.

If we redeem less than all of the outstanding notes, the trustee will select the notes to be redeemed in integral multiples of $1,000 principal amount by lot, on a pro rata basis or in accordance with any other method the trustee considers fair and appropriate. However, we may redeem the notes only in integral multiples of $1,000 principal amount. If a portion of a holder’s notes is selected for partial redemption and the holder converts a portion of the notes, the principal amount of the note that is subject to redemption will be reduced by the principal amount that the holder converted.

We will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded on or prior to such date.

Purchase of Notes by Us at the Option of the Holder

On each of March 15, 2011, March 15, 2016, and March 15, 2021 (each, a “purchase date”), a holder may require us to purchase all or a portion of the holder’s outstanding notes, at a price in cash equal to 100% of the principal amount of the notes to be purchased (without premium or penalty), plus any accrued and unpaid interest to, but excluding, the purchase date; provided, however, that any such accrued and unpaid interest will be paid not to the holder submitting the note for repurchase on the relevant purchase date but instead to the holder of record at the close of business on the corresponding record date. On each purchase date, we will purchase all notes for which the holder has delivered and not withdrawn a written purchase notice. Holders may submit their written purchase notice to the paying agent at any time from the opening of business on the date that is 20 business days before the purchase date until the close of business on the business day immediately preceding the purchase date.

We will give notice on a date that is at least 20 business days before each purchase date to all holders at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, stating, among other things:

•	the amount of the purchase price;

•	that notes with respect to which the holder has delivered a purchase notice may be converted only if the holder withdraws the purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to purchase their notes, including the name and address of the paying agent.

To require us to purchase its notes, the holder must deliver a purchase notice that states:

•	if the notes are held in certificated form, the certificate numbers of the holder’s notes to be delivered for purchase;

•	the principal amount of the notes to be purchased, which must be an integral multiple of $1,000; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the indenture.

A holder that has delivered a purchase notice may withdraw the purchase notice by delivering a written notice of withdrawal to the paying agent before the close of business on the business day before the purchase date. The notice of withdrawal must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to purchase its notes;

•	if the notes are held in certificated form, the certificate numbers of the notes being withdrawn;

•	the principal amount being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount, if any, of the notes that remain subject to the purchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

To receive payment of the purchase price for a note for which the holder has delivered and not withdrawn a purchase notice, the holder must deliver the note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. You will receive payment on the later of the purchase date and the time of book-entry transfer or the delivery of the notes, together with necessary endorsements.

If the paying agent holds on a purchase date money sufficient to pay the purchase price due on a note in accordance with the terms of the indenture, then, on and after that purchase date, the note will cease to be outstanding and interest on the note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the purchase price upon delivery of the note.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the purchase price for all notes holders have elected to have us purchase. Furthermore, payment of the purchase price may violate the terms of our existing or future indebtedness. See “Risk Factors — We may not have the ability to repurchase the notes for cash pursuant to their terms”. Our failure to purchase the notes when required would result in an event of default with respect to the notes. An event of default may, in turn, cause a default under our other indebtedness.

No notes may be purchased by us at the option of holders on March 15, 2011, March 15, 2016, or March 15, 2021 if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

In connection with any purchase offer, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws; and

•	file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws.

Holders may Require Us to Repurchase Their Notes upon a Fundamental Change

If a “fundamental change” occurs, each holder will have the right, at its option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder’s notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased (without premium or penalty), plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date; provided, however, that if a fundamental change repurchase date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the holder of record at the close of business on the corresponding record date, which may or may not be the same person to whom we will pay the fundamental change repurchase price, and the repurchase price will be 100% of the principal amount of the notes repurchased. We may repurchase the notes on a date of our choosing, which we refer to as the “fundamental change repurchase date”. However, the fundamental change repurchase date must be no later than 35 calendar days, and no earlier than 20 calendar days, after the date we mail a notice of the fundamental change, as described below.

Within five business days after the occurrence of a fundamental change, we must mail to holders of notes at their addresses appearing in the security register, publish on our website, and publicly announce through a reputable national newswire service, notice of the occurrence of such fundamental change, which notice must state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the fundamental change repurchase date;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the names and addresses of the paying agent and the conversion agent;

•	the procedures that holders must follow to exercise their repurchase right;

•	the conversion rate and any adjustments to the conversion rate that will result from the fundamental change and, if applicable, whether we have elected to change the conversion right in lieu of increasing the conversion rate, as described under “— Conversion Rights — Adjustment to the Conversion Rate upon

Make-whole Fundamental Changes — Conversion after a Public Acquiror Fundamental Change” above; and

•	that notes with respect to which the holder has delivered a fundamental change repurchase notice may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture.

To exercise the repurchase right, a holder must deliver a written notice to the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date. This written notice must state:

•	if the notes are held in certificated form, the certificate numbers of the notes that the holder will deliver for repurchase;

•	the principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

•	that the notes are to be repurchased by us pursuant to the fundamental change provisions of the indenture.

A holder may withdraw any fundamental change repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:

•	the name of the holder;

•	a statement that the holder is withdrawing its election to require us to repurchase its notes;

•	if the notes are held in certificated form, the certificate numbers of the notes being withdrawn;

•	the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

•	the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

To receive payment of the fundamental change repurchase price for a note for which the holder has delivered and not withdrawn a fundamental change repurchase notice, the holder must deliver the note, together with necessary endorsements, to the paying agent at any time after delivery of the fundamental change repurchase notice. The holder will then receive payment of the fundamental change purchase price on the later of the fundamental change repurchase date and the time of book-entry transfer or the delivery of the notes, together with necessary endorsements.

If the paying agent holds on the fundamental change repurchase date money sufficient to pay the fundamental change repurchase price due on a note in accordance with the terms of the indenture, then, on and after the fundamental change repurchase date, the note will cease to be outstanding and interest on such note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the fundamental change repurchase price upon delivery of the note.

A “fundamental change” will be deemed to occur upon the occurrence of a “change in control” or a “termination of trading”.

A “change in control” will be deemed to occur at such time as:

•	any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than us, any of our subsidiaries or any of our employee benefit plans is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of all classes of our capital stock entitled to vote generally in the election of directors, or the voting stock;

•	there occurs the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (other than to one or more of our wholly-owned subsidiaries);

•	there occurs the consolidation or merger of us with or into any other person or the consolidation or merger of another person into us, other than:

•	any transaction that both:

•	does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock, and

•	pursuant to which holders of our capital stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of voting stock of the continuing or surviving person immediately after such transaction; or

•	any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of the surviving entity;

•	the following persons cease for any reason to constitute a majority of our board of directors:

•	individuals who on the first issue date of the notes constituted our board of directors; and

•	any new directors whose election to our board of directors or whose nomination for election by our stockholders was approved by at least a majority of our directors then still in office either who were directors on such first issue date of the notes or whose election or nomination for election was previously so approved; or

•	we are liquidated or dissolved or holders of our capital stock approve any plan or proposal for our liquidation or dissolution.

However, a change in control will not be deemed to occur if either:

•	the closing sale price of our common stock for the five trading days during the ten trading days immediately preceding the effective date of the change in control is at least equal to 110% of the conversion price in effect on such day; or

•	in the case of a merger or consolidation, 100% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consideration otherwise constituting a change in control consists of common stock, depository receipts, ordinary shares or other certificates representing common equity interests traded on a U.S. national securities exchange or quoted on the Nasdaq National Market, or will be so traded or quoted immediately following such merger or consolidation, and as a result of such merger or consolidation the notes become convertible solely into such common stock, depository receipts, ordinary shares or other certificates representing common equity interests.

A “termination of trading” is deemed to occur if our common stock (or other common stock with respect to which the conversion value of the notes is then determined) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price for all notes that holders have elected to have us repurchase. Furthermore, payment of the fundamental change repurchase price may violate the terms of our existing or future indebtedness. See “Risk Factors — We may not have the ability to repurchase the notes for cash pursuant to their terms”. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. An event of default may, in turn, cause a default under our other indebtedness.

We may in the future enter into transactions, including mergers or recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. The indenture for the notes does not restrict our or our subsidiaries’ ability to incur indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes.

In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to you.

No notes may be repurchased by us at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

In connection with any fundamental change purchase offer, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws; and

•	file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws.

Consolidation, Merger and Sale of Assets

The indenture prohibits us from consolidating with or merging with or into another person (unless we are the surviving person), or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our property or assets to, another person (other than a direct or indirect wholly-owned subsidiary), whether in a single transaction or series of related transactions, unless, among other things:

•	we are the surviving person or such other person is a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

•	the successor person (if other than us) assumes all of our obligations under the notes and the indenture; and

•	no default or event of default exists immediately after giving effect to the transaction or series of transactions.

When the successor assumes all of our obligations under the indenture, except in the case of a lease, our obligations under the indenture will terminate.

Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase notes as described in “— Holders may Require Us to Repurchase Their Notes upon a Fundamental Change”.

There is no precise, established definition of the phrase “all or substantially all” of our property or assets under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of a significant portion but less than all of our property or assets.

An assumption by any person of our obligations under the notes and the indenture may be deemed for U.S. federal income tax purposes to be an exchange of the notes for new notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption. See “Certain Federal Income Tax Considerations — U.S. Holders — Conversion of Notes”.

Events of Default

The following are events of default under the indenture for the notes:

•	our failure to pay the principal of any note when due, whether at maturity, upon redemption, on the purchase date with respect to a purchase at the option of the holder, on a fundamental change repurchase date with respect to a fundamental change or otherwise;

•	our failure to pay an installment of interest on any note in full when due if the failure continues for 30 days after the date when due;

•	our failure to timely satisfy our conversion obligations upon the exercise of a holder’s conversion right;

•	our failure to timely provide notice as described under “— Conversion rights — Adjustment of conversion rate upon make-whole fundamental changes”, “— Purchase of Notes by Us at the Option of the Holder” or “— Holders may Require Us to Repurchase Their Notes upon a Fundamental Change”;

•	our failure to comply with any other term, covenant or agreement contained in the notes or the indenture, if the failure is not cured within 60 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture;

•	a default by us or any of our subsidiaries in the payment at final maturity of indebtedness for money borrowed in the aggregate principal amount then outstanding of $15,000,000 or more, or acceleration of our or our subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of notes then outstanding, in accordance with the indenture; and

•	certain events of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act).

If an event of default, other than an event of default referred to in the last bullet point above with respect to us, has occurred and is continuing, either the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may declare the principal of, and any accrued and unpaid interest on, all notes to be immediately due and payable. In the case of an event of default referred to in the last bullet point above with respect to us, the principal of, and accrued and unpaid interest on, all notes will automatically become immediately due and payable.

Under the indenture for the notes, we covenant and agree not to create, incur, assume or suffer to exist any indebtedness for borrowed money pursuant to one or more agreements, any of which contain an event of default that is triggered by the occurrence of an event of default under any agreement or agreements pursuant to which we have outstanding indebtedness for borrowed money in excess of $15,000,000 in the aggregate; provided that for purposes of this covenant, (i) the term “borrowed money” shall not include credit facilities (as defined in the indenture), (ii) notwithstanding the foregoing, in no event shall this covenant restrict our ability to create, incur, assume or suffer to exist any indebtedness for borrowed money pursuant to an agreement that contains an event of default that is triggered by an event of default in the payment at final maturity of indebtedness for borrowed money by us, or acceleration of our indebtedness for borrowed money so that it becomes due and payable before the date on which it would otherwise have become due and payable and (iii) notwithstanding the foregoing, we may incur indebtedness for borrowed money of any other person that is existing at the time of a merger or consolidation of such other person with or into us or any of our subsidiaries so long as (A) such indebtedness is not incurred in connection with, or in contemplation of, such merger or consolidation and (B) such other person is not an affiliate of us prior to the entry into the operative agreement or agreements relating to such merger or consolidation.

After any such acceleration, the holders of a majority in aggregate principal amount of the notes then outstanding, by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

•	the rescission would not conflict with any order or decree;

•	all events of default, other than the non-payment of accelerated principal or interest, have been cured or waived; and

•	certain amounts due to the trustee are paid.

The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. Subject to the indenture, applicable law and the trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the notes then outstanding make a written request to the trustee to pursue the remedy;

•	the holder or holders offer and, if requested, provide the trustee indemnity reasonably satisfactory to the trustee against any loss, liability or expense; and

•	the trustee fails to comply with the request within 60 days after the trustee receives the notice, request and offer of indemnity and does not receive, during those 60 days, from holders of a majority in aggregate principal amount of the notes then outstanding, a direction that is inconsistent with the request.

However, the above limitations do not apply to a suit by a holder to enforce:

•	the payment of any amounts due on the notes after the applicable due date; or

•	the right to convert notes in accordance with the indenture.

Except as provided in the indenture, the holders of a majority of the aggregate principal amount of outstanding notes may, by notice to the trustee, waive any past default or event of default and its consequences, other than a default or event of default:

•	in the payment of principal of, or interest on, any note or in the payment of the redemption price, purchase price or fundamental change repurchase price;

•	arising from our failure to convert any note in accordance with the indenture; or

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.

We will promptly notify the trustee if a default or event of default occurs. In addition, the indenture requires us to furnish to the trustee, on an annual basis, a statement by our officers stating whether they are aware of any default or event of default by us in performing any of our obligations under the indenture or the notes and describing any such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, the trustee must mail to each holder a notice of the default or event of default within 30 days after it occurs or, if later, within 15 business days after the date that the trustee receives such notice. However, the trustee need not mail the notice if the default or event of default:

•	has been cured or waived; or

•	is not in the payment of any amounts due with respect to any note and the trustee in good faith determines that withholding the notice is in the best interests of holders.

Modification and Waiver

We and the trustee may enter into a supplemental indenture to amend or supplement the indenture or the notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance with any provision of the indenture or notes. However, without the consent of the holders of each outstanding note affected, no amendment, supplement or waiver may:

•	change the stated maturity date of the principal of, or the payment date of any installment of interest on, any note;

•	reduce the principal amount of, or interest on, any note;

•	change the place or currency of payment of principal of, or interest on, any note;

•	impair the right to institute a suit for the enforcement of any payment on, or with respect to, any note;

•	modify, in a manner adverse to the holders of the notes, the right of the holders to require us to purchase notes at their option or upon a fundamental change;

•	modify, in a manner adverse to the holders of the notes, the right of the holders of the notes to convert their notes in accordance with the indenture;

•	reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a modification or amendment of the indenture or the notes;

•	reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a waiver of compliance with any provision of the indenture or the notes or a waiver of any default or event of default;

•	modify the ranking of the notes in a manner adverse to the holders of the notes; or

•	modify the provisions of the indenture with respect to modification and waiver (including waiver of a default or event of default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee may enter into a supplemental indenture to amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

•	evidence the assumption of our obligations under the indenture and the notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets in accordance with the indenture;

•	make adjustments in accordance with the indenture to the right to convert the notes upon certain reclassifications or changes in our common stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets;

•	make any changes or modifications to the indenture necessary in connection with the registration of the public offer and sale of the notes under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the registration rights agreement or the qualification of the indenture under the Trust Indenture Act of 1939;

•	secure our obligations in respect of the notes;

•	add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us; or

•	make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture.

In addition, we and the trustee may enter into a supplemental indenture without the consent of holders of the notes in order to cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not adversely affect the rights of any holder.

Except as provided in the indenture, the holders of a majority in aggregate principal amount of outstanding notes, by notice to the trustee, generally may:

•	waive compliance by us with any provision of the indenture or the notes, as detailed in the indenture; and

•	waive any past default or event of default and its consequences, except a default or event of default:

•	in the payment of principal of, or interest on, any note or in the payment of the redemption price, purchase price or fundamental change repurchase price;

•	arising from our failure to timely convert any note in accordance with the indenture; or

•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.

Discharge

We may generally satisfy and discharge our obligations under the indenture by:

•	delivering all outstanding notes to the trustee for cancellation; or

•	depositing with the trustee or the paying agent after the notes have become due and payable, whether at stated maturity or any redemption date, purchase date or fundamental change repurchase date, cash, and, if applicable as provided in the indenture, other consideration, sufficient to pay all amounts due on all outstanding notes and paying all other sums payable under the indenture; provided that we will remain obligated to deliver shares of our common stock upon conversion of the notes.

In addition, in the case of a deposit, there must not exist a default or event of default on the date we make the deposit, and the deposit must not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound.

Calculations in Respect of Notes

We and our agents are responsible for making all calculations called for under the indenture and notes. These calculations include, but are not limited to, determination of the current market price of our common stock, the number of shares of common stock deliverable upon conversion of the notes (including additional amounts, if any, in connection with a make-whole fundamental change) and the amount of interest payable on the notes. We and our agents will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of notes. We will provide a copy of these calculations to the trustee, as required, and, absent manifest error, the trustee is entitled to rely on the accuracy of our calculations without independent verification.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the notes or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Reports to Trustee

We will regularly furnish to the trustee copies of our annual report to stockholders, containing audited financial statements, and any other financial reports which we furnish to our stockholders.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar, paying agent and conversion agent will forward to the trustee any notes surrendered to them for transfer, exchange, payment or conversion, and the trustee will promptly cancel those notes in accordance with its customary procedures. We will not issue new notes to replace notes that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any notes we purchase in this manner, but we can only resell or reissue such notes if we register the offering. Notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Notes

We will replace mutilated, lost, destroyed or stolen notes at the holder’s expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, indemnity reasonably satisfactory to us and the trustee.

Trustee and Transfer Agent

The trustee for the notes is U.S. Bank National Association, and we have appointed the trustee as the paying agent, bid solicitation agent, registrar, conversion agent and custodian with regard to the notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. However, under the Trust Indenture Act of 1939, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate the conflict or resign.

The holders of a majority in aggregate principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand.

The transfer agent for our common stock is American Stock Transfer & Trust Company.

Form, Denomination and Registration of Notes

General

The notes will be issued in registered form, without interest coupons, in minimum denominations of $1,000 principal amount and integral multiples of $1,000 principal amount in excess thereof, in the form of global securities, as further provided below. See “— Global Securities” below for more information. The trustee need not:

•	register the transfer of or exchange any note for a period of 15 days before selecting notes to be redeemed;

•	register the transfer of or exchange any note during the period beginning at the opening of business 15 days before the mailing of a notice of redemption of notes selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any note that has been selected for redemption or for which the holder has delivered, and not validly withdrawn, a purchase notice or fundamental change repurchase notice, except, in the case of a partial redemption, purchase or repurchase, that portion of the notes not being redeemed, purchased or repurchased.

We will not impose a service charge in connection with any transfer or exchange of any note, but we may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge imposed in connection with the transfer or exchange.

Global Securities

Global securities will be deposited with the trustee as custodian for DTC and registered in the name of DTC or a nominee of DTC.

Except in the limited circumstances described below and in “— Certificated Securities”, holders of notes will not be entitled to receive notes in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

We will apply to DTC for acceptance of the global securities in its book-entry settlement system. The custodian and DTC will electronically record the principal amount of notes represented by global securities held within DTC. Beneficial interests in the global securities will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global security, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global security for all purposes, under the indenture, the notes and the registration rights agreement. No owner of a beneficial interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limitations and requirements may impair the ability to transfer or pledge beneficial interests in a global security.

Payments of principal and interest under each global security will be made to DTC or its nominee as the registered owner of such global security. We expect that DTC or its nominee, upon receipt of any such payment, will promptly credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Exchange Act.

DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, which eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interests of each beneficial owner or purchaser of each security held by or on behalf of DTC are recorded on the records of the direct and indirect participants.

Certificated Securities

The trustee will exchange each beneficial interest in a global security for one or more certificated securities registered in the name of the owner of the beneficial interest, as identified by DTC, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such notice or cessation; or

•	an event of default has occurred and is continuing and the trustee has received a request from DTC to issue certificated securities.

Same-day Settlement and Payment

We will make payments in respect of notes in book-entry form by wire transfer of immediately available funds to the accounts specified by holders of the notes. For a note that has been subsequently issued in certificated form, we will mail a check to the holder’s registered address.

We expect the notes will trade in DTC’s Same-Day Funds Settlement System, and DTC will require all permitted secondary market trading activity in the notes to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We have obtained the information we describe above concerning DTC and its book-entry system from sources that we believe to be reliable, but neither we nor the initial purchaser takes any responsibility for the accuracy of this information.

Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among DTC participants, DTC is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. Neither we, the initial purchaser nor the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Registration Rights

In connection with the initial private placement of the notes, we entered into a registration rights agreement with the initial purchaser pursuant to which we agreed, at our expense, to file with the SEC, subject to certain conditions, this automatic shelf registration statement covering resales by holders of the notes and the common stock issuable upon conversion of the notes. We will use commercially reasonable efforts to keep such shelf registration statement effective until the earliest of (i) the date that is two years after the last date of original issuance of any of the notes, (ii) the date when the holders of the notes and the common stock issuable upon conversion of the notes are able to sell all such securities without restriction pursuant to the provisions of Rule 144(k) under the Securities Act or any successor rule thereto or otherwise and (iii) the sale pursuant to the shelf registration statement of all securities registered thereunder.

We will furnish to each registered holder a copy of the relevant shelf registration statement and the related prospectus and take certain other actions as are required to permit unrestricted resales of the notes and the common stock issuable upon conversion of the notes. A holder who sells such securities pursuant to a shelf registration statement generally will be required to be named as a selling stockholder in the related prospectus supplement and to deliver (as provided by the regulations under the Securities Act) a prospectus to purchasers and will be bound by the provisions of the registration rights agreement, which are applicable to that holder (including certain indemnification provisions).

Upon receipt of any completed questionnaire, together with such other information as may be reasonably requested by us from a holder of notes, we will, as promptly as practicable, but in any event within ten business days of such receipt, file supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of registrable securities (subject to our right to suspend the use of the prospectus as discussed below).

Any holder that does not complete and deliver a questionnaire or provide such other information will not be named as a selling securityholder in the prospectus and therefore will not be permitted to sell any registrable securities pursuant to the shelf registration statement.

We will be permitted to suspend the use of the prospectus that is part of the shelf registration statement under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period.

If:

•	the registration statement shall cease to be effective or fail to be usable during the period that we are obligated to keep it effective (subject to the permitted suspensions described above) pursuant to the registration rights agreement; or

•	the prospectus has been suspended for longer than the period permitted above (each, a “registration default”),

additional interest will accrue on the notes from and including the day following the registration default to but excluding the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, in cash, with the first semi-annual payment due on the first interest payment date following the date on which such additional interest begins to accrue, and will accrue at a rate per year equal to an additional 0.25% of the principal amount of the notes to and including the 90th day following such registration default, and an additional 0.50% of the principal amount thereof from and after the 91st day following such registration default.

In no event will additional interest accrue at a rate per year exceeding 0.50%. So long as a registration default continues, we will pay additional interest, in cash, on March 15 and September 15 of each year to the holders of record of the notes on the immediately preceding March 1 and September 1, respectively. We will have no other liabilities for monetary damages with respect to any registration default.

We will not pay any additional interest on a note after it has been converted as described under “— Conversion Rights”. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note. In no event will additional interest be payable with respect to any registration default relating to a failure to register the common stock issuable upon conversion of the notes. For the avoidance of doubt, if we fail to register both notes and the common stock issuable upon conversion of the notes, then additional interest will be payable in connection with the registration default relating to the failure to register the notes.

This summary of the registration rights agreement is not complete. This summary is subject to, and is qualified in its entirety by reference to, all of the provisions of the registration rights agreement that has been filed as an exhibit to the registration statement of which this prospectus form a part.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock includes a summary of certain provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and our stockholder rights plan. This description is subject to the detailed provisions of, and is qualified by reference to, our certificate of incorporation, our bylaws and our rights plan, copies of which are on file with the SEC.

We are authorized to issue (1) 200,000,000 shares of common stock, par value $0.001 per share and (2) 2,000,000 shares of preferred stock, par value $0.001 per share, of which 200,000 shares are designated as Series A Participating Preferred Stock for issuance in connection with the exercise of our preferred share purchase rights. For a more detailed discussion of our preferred share purchase rights and how they relate to our common stock, see “— Stockholder Rights Plan” below. The authorized shares of our common stock and preferred stock will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval to issue our common or preferred stock.

Certain of the provisions described in this section could have the effect of discouraging transactions that might lead to a change of control of us. These provisions:

•	establish a classified board of directors whereby our directors are elected for staggered terms in office so that only approximately one-third of our directors stand for election in any one year;

•	require stockholders to provide advance notice of any stockholder nominations of directors or any proposal of new business to be considered at any meeting of stockholders;

•	require a supermajority vote to amend or repeal certain provisions of our amended and restated bylaws; and

•	preclude stockholders from calling a special meeting of stockholders.

Common Stock

Holders of common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to the rights of holders of all classes of stock having priority rights as to dividends. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share pro rata in the assets remaining after payment to creditors, subject to the rights of holders of all classes of our stock having priority rights as to liquidation payments.

Each holder of our common stock is entitled to one vote for each share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors. American Stock Transfer & Trust is the transfer agent and registrar for our common stock. American Stock Transfer & Trust’s address is 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219, and its telephone number is 718-921-8360.

Preferred Stock

General

Our amended and restated certificate of incorporation permits us to issue up to 2,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. The designations and the relative rights, preferences and limitations of the preferred stock of each series will be fixed by an amendment to our amended and restated certificate of incorporation relating to each series adopted by our board, including:

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the terms of any sinking fund for the purchase or redemption of the shares of the series;

•	the amounts payable on shares in the event of liquidation, dissolution or winding up;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into shares of any other class or series or any other security of us or of any other corporation;

•	the restrictions on the amount of shares of the same series or any other class or series; and

•	the voting rights, if any, of the shares of the series.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Series A participating preferred stock

We have designated 200,000 shares of our preferred stock as “Series A Participating Preferred Stock”. For a description of our Series A Participating Preferred Stock, see “— Stockholder Rights Plan” below.

Certain Provisions in our Amended and Restated Certificate of Incorporation and Bylaws

Our certificate of incorporation and our bylaws contain various provisions intended (1) to promote the stability of our stockholder base and (2) to render more difficult certain unsolicited or hostile attempts to take us over which could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business.

Pursuant to our certificate of incorporation and bylaws, the number of our directors is fixed by our board of directors. Our directors are divided into three classes, each as nearly equal in number as possible. Our bylaws provide that directors elected by our stockholders at an annual stockholder meeting are elected by a plurality of all votes cast. Currently, the terms of office of the three classes of our directors expire, respectively, at our annual meetings in 2007, 2008 and 2009. The term of each class of directors continues for three years from the date of election.

Our bylaws provide that a special meeting of stockholders may be called only by the chairman of our board of directors, our president or our board of directors. Stockholders are not permitted to call a special meeting of stockholders. Our bylaws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of our stockholders.

Stockholder Rights Plan

Each outstanding share of our common stock also evidences one preferred share purchase right. Upon the occurrence of certain events described below, each preferred share purchase right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock at $90 (the “Purchase Price”) subject to adjustment.

The preferred share purchase rights will not be exercisable until the Distribution Date (as defined below). Certificates for the preferred share purchase rights have not been sent to stockholders and the preferred share purchase rights attach to and trade together with the common stock. Accordingly, common stock certificates evidence the preferred share purchase rights related thereto, and common stock certificates contain a notation incorporating the terms of the preferred share purchase rights by reference. Until the Distribution Date (or earlier redemption or expiration of the preferred share purchase rights), the surrender or transfer of any certificates for common stock, even without notation or a copy of the preferred share purchase rights being attached thereto, constitutes the transfer of the associated preferred share purchase rights.

Distribution Date

Upon the earlier of (a) the tenth day (or such later date as may be determined by our board of directors) after a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 18% or more of the common stock then outstanding or (b) the tenth business day (or such later date as may be determined by our board of directors) after a person or group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 18% or more of our then outstanding common stock, (i) the preferred share purchase rights will separate from the common stock, (ii) preferred share purchase rights certificates will be issued and (iii) the preferred share purchase rights will become exercisable. The earlier of such dates is referred to as the “Distribution Date”.

Issuance of Preferred Share Purchase Rights Certificate; Expiration of Preferred Share Purchase Rights

As soon as practicable after the Distribution Date, a certificate evidencing the preferred share purchase rights will be mailed to the holders of record of our common stock as of the close of business on the Distribution Date. This certificate alone will evidence such preferred share purchase rights from and after the Distribution Date. All common stock issued after the Distribution Date will be issued with preferred share purchase rights. The preferred share purchase rights will expire on the earliest of (1) November 12, 2011 (the “Final Expiration Date”) or (2) the redemption or exchange of the preferred share purchase rights as described below.

Initial Exercise of the Preferred Share Purchase Rights

Following the Distribution Date, and until the occurrence of one of the events described below, holders of the preferred share purchase rights are entitled to receive, upon exercise and the payment of the Purchase Price, one one-thousandth of a share of the Series A Participating Preferred Stock. In the event that we do not have sufficient shares of Series A Participating Preferred Stock available for all preferred share purchase rights to be exercised, or our board of directors decides that such action is necessary and not contrary to the interests of the holders of preferred share purchase rights, we may instead substitute cash, assets or other securities for the Series A Participating Preferred Stock for which the preferred share purchase rights would have been exercisable under this provision or as described below.

Right To Buy Common Stock

Unless the preferred share purchase rights are earlier redeemed, in the event that an Acquiring Person obtains 18% or more of our then outstanding common stock, then each holder of a preferred stock purchase right which has not theretofore been exercised (other than preferred share purchase rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of our common stock having a value equal to two times the Purchase Price. Preferred share purchase rights are not exercisable following the occurrence of an event described above until such time as the preferred share purchase rights are no longer redeemable by us as set forth below.

Right To Buy Acquiring Company Stock

Similarly, unless the preferred share purchase rights are earlier redeemed, in the event that an Acquiring Person obtains 18% or more of our then outstanding common stock and (1) we are acquired in a merger or other business combination transaction or (2) 50% or more of our consolidated assets or earning power is sold (other than in transactions in the ordinary course of business), proper provision must be made so that the holder of each preferred stock purchase right that has not theretofore been exercised (other than preferred share purchase rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.

Exchange Provisions

At any time after an Acquiring Person obtains 18% or more of our then outstanding common stock and prior to the acquisition by such Acquiring Person of 50% or more of our outstanding common stock, our board of directors may exchange the preferred share purchase rights (other than preferred share purchase rights owned by the Acquiring Person), in whole or in part, at an exchange ratio of one share of our common stock per preferred share purchase right.

Redemption

At any time on or prior to the close of business on the earlier of (1) the fifth day following the attainment of 18% or more of our then outstanding common stock by an Acquiring Person (or such later date as may be determined by action of our board of directors and publicly announced by us) or (2) the Final Expiration Date, we may redeem the preferred share purchase rights in whole, but not in part, at a price of $0.001 per preferred share purchase right.

Adjustments To Prevent Dilution

The Purchase Price payable, the number of preferred share purchase rights and the number of shares of Series A Participating Preferred Stock, common stock or other securities or property issuable upon exercise of the preferred share purchase rights are subject to adjustment from time to time in connection with the dilutive issuances by us as set forth in the preferred share purchase rights agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

Cash Paid Instead of Issuing Fractional Shares

No fractional common stock will be issued upon the exercise of a preferred share purchase right and, in lieu thereof, an adjustment in cash will be made based on the market price of the common stock on the last trading date prior to the date of exercise.

No Stockholders’ Rights Prior To Exercise

Until a preferred share purchase right is exercised, the holder thereof, will have no rights as a stockholder of Informatica (other than any rights resulting from such holder’s ownership of our common stock), including, without limitation, the right to vote or to receive dividends.

Amendment of Preferred Stock Rights Agreement

The terms of the preferred share purchase rights and the preferred stock rights agreement may be amended in any respect without the consent of the holders of the preferred share purchase rights on or prior to the Distribution Date; thereafter, the terms of the preferred share purchase rights and the preferred stock rights agreement may be amended without the consent of the holders of the preferred share purchase rights to cure any ambiguities or to make changes that do not adversely affect the interests of holders of the preferred share purchase rights (other than the Acquiring Person).

Rights and Preferences of our Series A Participating Preferred Stock

Each one one-thousandth of a share of our Series A Participating Preferred Stock has rights and preferences substantially equivalent one share of our common stock. Preferred share purchase rights do not have any voting rights.

Three-Year Independent Director Evaluation

Our preferred share purchase rights agreement includes a “TIDE” (Three-Year Independent Director Evaluation) provision. Under the TIDE provision, a committee composed of independent members of our board of directors reviews the preferred share purchase rights periodically, and at least once every three years. This committee communicates its conclusions to our board of directors after each review, including any recommendation as to whether our preferred share purchase rights should be modified or redeemed.

The foregoing summary of the material terms of the preferred share purchase rights is qualified by reference to our preferred stock rights agreement, a copy of which is on file with the SEC.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

This section is a discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and the common stock into which the notes may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes or common stock. The summary generally applies only to beneficial owners of the notes that hold the notes and common stock as “capital assets” (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder (as defined below) whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, and persons holding notes or common stock as part of a hedging or conversion transaction or a straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code). Finally, the summary does not describe the effect of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state or local laws.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS, AND TAX TREATIES.

U.S. Holders

As used herein, the term “U.S. holder” means a beneficial owner of the notes or the common stock into which the notes may be converted that, for U.S. federal income tax purposes is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia, or (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source. A trust is a U.S. holder if it (1) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. The term “U.S. holder” also includes certain former citizens and residents of the United States. A “Non-U.S. holder” is a beneficial owner of the notes or the common stock into which the notes may be converted (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. If a partnership (including for this purpose any entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note or common stock acquired upon conversion of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note or common stock acquired upon conversion of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the notes and the common stock into which the notes may be converted.

Taxation of interest

U.S. holders will be required to recognize as ordinary income any interest paid or accrued on the notes, in accordance with their regular method of tax accounting. In general, if the terms of a debt instrument entitle a holder to receive payments (other than fixed periodic interest) that exceed the issue price of the instrument by more than a de minimis amount, the holder will be required to include such excess in income as “original issue discount” over the term of the instrument, irrespective of the holder’s regular method of tax accounting. The issue price of the notes is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). We believe that the notes were not issued with original issue discount for U.S. federal income tax purposes.

We may be required to make payments of additional interest to holders of the notes if we do not keep effective a registration statement, as described under “Description of the Notes — Registration Rights” above. We believe that there is only a remote possibility that we would be required to pay additional interest, or that if such additional interest were required to be paid, it would be an incidental amount, and therefore we do not intend to treat the notes as subject to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to a note). Our determination in this regard, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position. If, contrary to expectations, we pay additional interest, although it is not free from doubt, such additional interest should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is paid in accordance with the U.S. holder’s regular method of tax accounting. In the event we pay additional interest on the notes, U.S. holders should consult their own tax advisors regarding the treatment of such amounts.

Market Discount

If a U.S. holder acquires a note other than in connection with its original issue at a price that is less than its issue price, the amount of such difference is treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than 1/4 of one percent of the principal amount at maturity multiplied by the number of complete years to maturity from the date of acquisition. Under the market discount rules, a U.S. holder is required to treat any gain on the sale, exchange, retirement or other disposition of a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. If a U.S. holder disposes of a note that has accrued market discount in certain nonrecognition transactions in which the U.S. holder receives property the basis of which is determined in whole or in part by reference to the basis of the note, the accrued market discount generally is includible in income at the time of such transaction only to the extent of the gain recognized. To the extent not included in income at the time of the nonrecognition transaction, the accrued market discount attaches to the property received and is recognized as ordinary income upon the disposition of such property. In general, the amount of market discount that has accrued is determined on a ratable basis, by allocating an equal amount of market discount to each day of every accrual period. A U.S. holder may elect, however, to determine the amount of accrued market discount allocable to any accrual period under the constant yield method. Any such election applies on a note-by-note basis and is irrevocable. A U.S. holder also may elect to include market discount in income currently as it accrues. Any such election applies to all debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies, and is irrevocable without the consent of the IRS. If such an election is made, the U.S. Holder’s tax basis in the notes will be increased by the amount of market discount included in income. Unless a U.S. holder elects to include market discount in income as it accrues, such U.S. holder may not be allowed to deduct on a current basis a portion of the interest expense on any indebtedness incurred or continued to purchase or carry notes with market discount.

Amortizable Bond Premium

If a U.S. Holder purchases a note at a price that exceeds the principal amount of the note, the amount of such excess is referred to as “bond premium” for U.S. federal income tax purposes. The U.S. Holder may elect to amortize the bond premium against interest payable on the note, except to the extent that the bond premium is attributable to the conversion feature of the note. In addition, any bond premium in excess of the interest payable on the note may be deductible over the term of the note. If a U.S. holder elects to amortize bond premium, the amount of bond premium allocable to each period will be based on a constant yield to maturity over the period the note is held. The amortized bond premium would reduce the U.S. holder’s tax basis in the note. Any such election applies to all fully taxable bonds held by the U.S. holder at the beginning of the first taxable year to which the election applies, and all fully taxable bonds acquired thereafter, and is irrevocable without the consent of the IRS. If the election is not made, a U.S. holder must include the full amount of each interest payment in income as it accrues or is paid, and premium will not be taken into account until principal payments are received on the note or the note is sold or otherwise disposed of.

Sale, exchange, redemption or other disposition of notes

Subject to the market discount rules described above, a U.S. holder generally will recognize capital gain or loss if the holder disposes of a note in a sale, exchange, redemption or other taxable disposition. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest) and the holder’s tax basis in the note. The U.S. holder’s tax basis in the note will generally equal the amount the holder paid for the note (increased by the amount of market discount, if any, previously included in income, and decreased by the amount of amortized bond premium, if any). The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the note will be long-term capital gain or loss if the holder held the note for more than one year, or short-term capital gain or loss if the holder held the note for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers currently are taxed at a maximum 15% federal rate (effective for tax years through 2010, after which the maximum rate is scheduled to increase to 20%). Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Conversion of notes

A U.S. holder generally will not recognize any income, gain or loss on the conversion of a note into common stock, except with respect to cash received in lieu of a fractional share of common stock and the fair market value of common stock attributable to accrued and unpaid interest, subject to the discussion under “Constructive distributions” below regarding the possibility that the payment of the make whole premium on a note converted in connection with a fundamental change may be treated as a taxable stock dividend. The U.S. holder’s aggregate tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest) will equal the U.S. holder’s tax basis in the note. The U.S. holder’s holding period in the common stock (other than shares attributable to accrued interest) will include the holding period in the note.

With respect to cash received in lieu of a fractional share of our common stock, a U.S. holder will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the U.S. holder generally will recognize gain or loss equal to the difference between the cash received and that portion of the holder’s tax basis in the common stock attributable to the fractional share.

The value of any portion of our common stock that is attributable to accrued and unpaid interest on the notes not yet included in income by a U.S. holder will be taxed as ordinary income. The basis in any shares of common stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued and unpaid interest will begin on the day after the date of conversion.

A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in “Description of the Notes — Interest Payments”, should consult its own tax advisor concerning the appropriate treatment of such payments.

In the event that we undergo a business combination as described under “Description of the Notes — Conversion Rights — Change in Conversion Right upon Certain Reclassifications, Business Combinations and Asset Sales,” the conversion obligation may be adjusted so that holders would be entitled to convert the notes into the type of consideration that they would have been entitled to receive upon such business combination had the notes been converted into our common stock immediately prior to such business combination. Depending on the facts and circumstances at the time of such business combination, such adjustment may result in a deemed exchange of the outstanding debentures, which may be a taxable event for U.S. federal income tax purposes.

U.S. holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a business combination.

Distributions

If, after a U.S. holder acquires our common stock upon a conversion of a note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits as determined under U.S. federal income tax principles, the distribution will be treated as a dividend and will be includible in a U.S. holder’s income when paid. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in its common stock, and any remaining excess will be treated as capital gain from the sale or exchange of the common stock. If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period requirements are satisfied. Subject to certain exceptions, dividends received by non-corporate U.S. holders currently are taxed at a maximum rate of 15% (effective for tax years through 2008), provided that certain holding period requirements are met.

Constructive distributions

The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. A change in conversion rate that allows holders of the notes to receive more shares of common stock on conversion may increase such holders’ proportionate interests in our earnings and profits or assets. In that case, the holders of the notes may be treated as though they received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would result, for example, if the conversion rate is adjusted to compensate holders of the notes for distributions of cash or property to our stockholders. The adjustment to the conversion rate of notes converted in connection with a fundamental change, as described under “Description of the notes — Conversion Rights — Adjustment to the Conversion Rate upon Make-whole Fundamental Changes” above, also may be treated as a taxable stock distribution. Not all changes in the conversion rate that result in holders of the notes receiving more common stock on conversion, however, increase the holders’ proportionate interests in us. For instance, a change in conversion rate could simply prevent the dilution of the holders’ interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide reasonable adjustment formula, are not treated as constructive stock distributions. Conversely, if an event occurs that dilutes the holders’ interests and the conversion rate is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to the stockholders. In addition, if an event occurs that increases the interests of holders of the notes and the conversion rate of the notes is not adjusted (or not adequately adjusted), this could be treated as a taxable stock distribution to holders of the notes. Any taxable constructive stock distributions resulting from a change to, or failure to change, the conversion rate that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property. They would result in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its note or common stock (as the case may be) being increased by the amount of such dividend), with any excess treated as a tax-free return of the holder’s investment in its note or common stock (as the case may be) or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for the maximum 15% rate or the dividends received deduction described in the previous paragraph as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale or exchange of common stock

A U.S. holder generally will recognize capital gain or loss on a sale or exchange of common stock. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder and the holder’s tax basis in the stock. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a U.S. holder on a sale or exchange of common stock will be long-term capital gain or loss if the holder’s holding period in the common stock is more than one year, or short-term capital gain or loss if the holder’s holding period in the common stock is one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers are currently taxed at a maximum 15% federal rate (effective for tax years through 2008, after which the maximum rate is scheduled to increase to 20%). Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a Non-U.S. holder (as defined above).

Taxation of interest

Payments of interest to nonresident persons or entities are generally subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the Non-U.S. holder’s country of residence), collected by means of withholding by the payor. Payments of interest on the notes to most Non-U.S. holders, however, will qualify as “portfolio interest,” and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the Non-U.S. holders certify their nonresident status as described below. The portfolio interest exception will not apply to payments of interest to a Non-U.S. holder that:

•	owns, actually or constructively, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;

•	is a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

•	is a “controlled foreign corporation” that is related, directly or indirectly, to us through sufficient stock ownership; or

•	is engaged in the conduct of a trade or business in the United States to which such interest payments are effectively connected, subject to an applicable income tax treaty providing otherwise (see the discussion under “— Non-U.S. Holders — Income or Gains effectively Connected with a U.S. Trade or Business” below).

In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation’s voting stock.

The portfolio interest exception, entitlement to treaty benefits and several of the special rules for Non-U.S. holders described below apply only if the holder certifies its nonresident status. A Non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent prior to the payment. If the Non-U.S. holder holds the note through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The Non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Additional interest

Absent further relevant guidance from the IRS, we will treat payments of additional interest, if any, to Non-U.S. holders as described above under “Description of the Notes — Registration Rights” as subject to U.S. federal withholding tax. Therefore, we (or our paying agent) will withhold on such payments at a rate of 30% unless we timely receive a properly executed IRS Form W-8BEN or W-8ECI from the Non-U.S. holder claiming that such payments are subject to reduction or elimination of withholding under an applicable treaty or are effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business. If any payment of additional interest made to a Non-U.S. holder were determined not to be subject to U.S. federal income tax, a Non-U.S. holder generally would be entitled to a refund of any tax withheld by timely filing an appropriate claim for refund with the IRS.

Sale, exchange, redemption, conversion or other disposition of notes or common stock

Non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of notes (other than with respect to payments attributable to accrued interest, which will be taxed as described under “— Non-U.S. Holders — Taxation of Interest” above) or common stock, unless:

•	the gain is effectively connected with the conduct by the Non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by the Non-U.S. holder), in which case the gain would be subject to tax as described below under “— Non-U.S. Holders — Income or Gains effectively Connected with a U.S. Trade or Business”;

•	subject to certain exceptions, the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the year of disposition, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States; or

•	the rules of the Foreign Investment in Real Property Tax Act (or FIRPTA) (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, redemption or other disposition of notes or common stock by a Non-U.S. holder if we currently are, or were at any time within five years before the sale, exchange, redemption, conversion or other disposition (or, if shorter, the Non-U.S. holder’s holding period for the notes or common stock disposed of), a “U.S. real property holding corporation” (or USRPHC). In very general terms, we would be a USRPHC if interests in U.S. real estate comprised at least 50% of our assets. We believe that we currently are not, and will not become in the future, a USRPHC.

Dividends

Dividends paid to a Non-U.S. holder on common stock received on conversion of a note, including any taxable constructive stock dividends resulting from certain adjustments, or failure to make adjustments, to the number of shares of common stock to be issued on conversion (as described under “— U.S. Holders — Constructive Distributions” above) generally will be subject to U.S. withholding tax at a 30% rate. Withholding tax applicable to any taxable constructive stock dividends received by a Non-U.S. holder may be withheld from interest on the notes, distributions on the common stock, shares of common stock or proceeds subsequently paid or credited to the Non-U.S. holder. The withholding tax on dividends (including any taxable constructive stock dividends), however, may be reduced under the terms of an applicable income tax treaty between the United States and the Non-U.S. holder’s country of residence. A Non-U.S. holder should demonstrate its entitlement to treaty benefits by timely delivering a properly executed IRS Form W-8BEN or appropriate substitute form. A Non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Dividends on the common stock that are effectively connected with a Non-U.S. holder’s conduct of a U.S. trade or business are discussed below under “— Non-U.S. Holders — Income or Gains effectively Connected with a U.S. Trade or Business”.

Income or gains effectively connected with a U.S. trade or business

The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership or disposition of notes or common stock by a Non-U.S. holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the notes, dividends on common stock, or gain from the sale, exchange, redemption, conversion or other disposition of the notes or common stock is effectively connected with a U.S. trade or business conducted by the Non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the same manner applicable to U.S. holders. If the Non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a Non-U.S. holder, will not be subject to the 30% withholding tax provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by timely filing a properly executed IRS Form W-8ECI or appropriate substitute form. If the Non-U.S. holder is a corporation, that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Backup withholding and information reporting

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest, dividends, and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by “backup withholding” rules. These rules require the payers to withhold from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide a taxpayer identification number to the payor, furnishing an incorrect identification number, or repeatedly failing to report interest or dividends on tax returns. The backup withholding rate is currently 28%.

Payments of interest or dividends to U.S. holders of notes or common stock generally will be subject to information reporting, and will be subject to backup withholding, unless the holder (1) is an exempt payee, such as a corporation, or (2) provides the payor with a correct taxpayer identification number and complies with applicable certification requirements. Payments made to U.S. holders by a broker upon a sale of notes or common stock will generally be subject to information reporting and backup withholding. If the sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

We must report annually to the IRS the interest and/or dividends paid to each Non-U.S. holder and the tax withheld, if any, with respect to such interest and/or dividends, including any tax withheld pursuant to the rules described under “— Non-U.S. holders — Taxation of interest” and “— Non-U.S. holders — Dividends” above. Copies of these reports may be made available to tax authorities in the country where the Non-U.S. holder resides. Payments to Non-U.S. holders of dividends on our common stock or interest on the notes may be subject to backup withholding unless the Non-U.S. holder certifies its non-U.S. status on a properly executed IRS Form W-8BEN or appropriate substitute form. Payments made to Non-U.S. holders by a broker upon a sale of the notes or our common stock will not be subject to information reporting or backup withholding as long as the Non U.S. holder certifies its non-U.S. status or otherwise establishes an exemption.

Any amounts withheld from a payment to a U.S. holder or Non-U.S. holder of notes or common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.

SELLING SECURITY HOLDERS

The notes were originally issued in a private placement that closed on March 13, 2006. Selling security holders, including their transferees, pledgees, donees or successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes and the common stock into which the notes are convertible.

The table below sets forth information with respect to the selling security holders, the principal amount of the notes and the number of shares of common stock into which the notes are convertible beneficially owned by each selling security holder that may be offered pursuant to this prospectus. Unless set forth below, none of the selling security holders has had within the past three years any material relationship with us or any of our predecessors or affiliates.

We have prepared the table based on information given to us by, or on behalf of, the selling security holders on or before June 15, 2006. Because the selling security holders may offer, pursuant to this prospectus, all or some portion of the notes or common stock listed below, no estimate can be given as to the amount of notes or common stock that will be held by the selling security holders upon consummation of any sales. In addition, the selling security holders listed in the table may have sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date as of which the information in the table is presented.

	Principal		Shares of
	Amount at		Common	Percentage
	Maturity of Notes		Stock	of Common	Conversion
	Beneficially	Percentage	Owned prior	Stock	Shares
	Owned That	of Notes	to the	Outstanding	Offered
Name	May Be Sold	Outstanding	Offering(1)	(2)	Hereby

Aloha Airlines Non-Pilots Pension Trust(3)	$40,000	*	2,000	*	2,000
Aristeia International Limited(4)	$13,200,000	5.74%	660,000	*	660,000
Aristeia Partners LP	$1,800,000	*	90,000	*	90,000
Arkansas PERS(5)	$975,000	*	48,750	*	48,750
Astra Zeneca Holdings Pension(6)	$125,000	*	6,250	*	6,250
Basso Fund Ltd.(7)	$90,000	*	4,500	*	4,500
Basso Holdings Ltd.(8)	$1,140,000	*	57,000	*	57,000
Basso Multi-Strategy Holding Fund Ltd.(9)	$270,000	*	13,500	*	13,500
Boilermaker’s Blacksmith Pension Trust(10)	$1,350,000	*	67,500	*	67,500
Calamos Growth & Income Fund — Calamos Investment Trust(11)	$20,000,000	8.70%	1,000,000	1.15%	1,000,000
Calamos Growth & Income Portfolio — Calamos Advisors Trust(12)	$150,000	*	7,500	*	7,500
Calamos Market Neutral Income Fund — Calamos Investment Trust(13)	$5,000,000	2.17%	250,000	*	250,000
CGNU Life Fund	$600,000	*	30,000	*	30,000
Citadel Equity Fund Ltd.(14)	$19,000,000	8.26%	950,000	1.10%	950,000
CNH CA Master Account, L.P.(15)	$21,500,000	9.35%	1,075,000	1.24%	1,075,000
Commercial Union Life Fund	$800,000	*	40,000	*	40,000

	Principal		Shares of
	Amount at		Common	Percentage
	Maturity of Notes		Stock	of Common	Conversion
	Beneficially	Percentage	Owned prior	Stock	Shares
	Owned That	of Notes	to the	Outstanding	Offered
Name	May Be Sold	Outstanding	Offering(1)	(2)	Hereby

Continental Assurance Company on Behalf of its Separate Account (E)	$200,000	*	10,000	*	10,000
DBAG London(16)	$39,710,000	17.27%	1,985,500	2.26%	1,985,500
Delaware PERS(17)	$675,000	*	33,750	*	33,750
Delta Airlines Master Trust(18)	$275,000	*	13,750	*	13,750
D.E. Shaw Valence Portfolios, L.L.C.(19)	$11,500,000	5.00%	575,000	*	575,000
Empyrean Capital Fund, L.P.(20)	$1,424,000	*	71,200	*	71,200
Empyrean Capital Overseas Benefit Plan Fund Ltd.	$276,000	*	13,800	*	13,800
Empyrean Capital Overseas Fund, Ltd.	$2,300,000	1.00%	115,000	*	115,000
Fore Convertible Master Fund, Ltd. (21)	$8,349,000	3.63%	417,450	*	417,450
Fore ERISA Fund, Ltd. (22)	$1,000,000	*	50,000	*	50,000
Fore Multi Strategy Master Fund, Ltd. (23)	$2,517,000	1.09%	125,850	*	125,850
Forest Fulcrum Fund LP (24)	$834,000	*	41,700	*	41,700
Forest Global Convertible Fund, Ltd., Class A-5 (25)	$4,438,000	1.93%	221,900	*	221,900
Forest Multi Strategy Master Fund SPC, on behalf of its Multi Strategy Segregated Portfolio (26)	$402,000	*	20,100	*	20,100
FPL Group Employee Pension Plan (27)	$260,000	*	13,000	*	13,000
Grace Convertible Arbitrage Fund, Ltd. (28)	$3,500,000	1.52%	175,000	*	175,000
HFR CA Global Opportunity Master Trust (29)	$2,351,000	1.02%	117,550	*	117,550
HFR CA Select Fund	$500,000	*	25,000	*	25,000
HFR RVA Select Performance Master Trust (30)	$341,000	*	17,050	*	17,050
ICI American Holdings (31)	$215,000	*	10,750	*	10,750
Institutional Benchmark Series (Master Feeder) limited in Respect of Electra Series c/o Quattro Fund (32)	$350,000	*	17,500	*	17,500
Institutional Benchmarks Series (Master Feeder) limited in Respect of Cephei Series (33)	$1,096,000	*	54,800	*	54,800

	Principal		Shares of
	Amount at		Common	Percentage
	Maturity of Notes		Stock	of Common	Conversion
	Beneficially	Percentage	Owned prior	Stock	Shares
	Owned That	of Notes	to the	Outstanding	Offered
Name	May Be Sold	Outstanding	Offering(1)	(2)	Hereby

Institutional Benchmarks Series (Master Feeder) Ltd.	$700,000	*	35,000	*	35,000
KBC Financial Products USA Inc. (34)	$3,688,000	1.60%	184,400	*	184,400
LLT Limited (35)	$1,184,000	*	59,200	*	59,200
Lyxor/Forest Fund Limited (36)	$4,186,000	1.82%	209,300	*	209,300
Lyxor Quest Fund, Ltd.	$2,600,000	1.13%	130,000	*	130,000
Man Mac I, Ltd. (37)	$4,000,000	1.74%	200,000	*	200,000
Mohican VCA Master Fund, Ltd. (38)	$1,000,000	*	50,000	*	50,000
Norwich Union Life and Pensions	$1,100,000	*	55,000	*	55,000
Nuveen Preferred & Convertible Income Fund JPC (39)	$3,375,000	1.47%	168,750	*	168,750
Nuveen Preferred & Convertible Fund JQC (40)	$4,725,000	2.05%	236,250	*	236,250
Partners Group Alternative Strategies PCC Limited, Red Delta Cell, c/o Quattro Fund (41)	$350,000	*	17,500	*	17,500
Privilege Portfolio SICAV	$5,000,000	2.17%	250,000	*	250,000
Prudential Insurance Co. of America (42)	$55,000	*	2,750	*	2,750
Quattro Fund Ltd (43)	$5,850,000	2.54%	292,500	*	292,500
Quattro Multi-Strategy Masterfund LP (44)	$450,000	*	22,500	*	22,500
Quest Global Convertible Master Fund, Ltd.	$400,000	*	20,000	*	20,000
S.A.C. Arbitrage Fund, LLC	$5,000,000	2.17%	250,000	*	250,000
San Diego County Employees Retirement Association	$2,100,000	*	105,000	*	105,000
Sandelman Partners Multi-Strategy Master Fund, Ltd.	$10,000,000	4.35%	500,000	*	500,000
Sphinx Convertible Arbitrage SPC (45)	$168,000	*	8,400	*	8,400
State of Oregon Equity (46)	$2,775,000	1.21%	138,750	*	138,750
Syngenta AG (47)	$80,000	*	4,000	*	4,000
Topaz Fund(48)	$10,000,000	4.35%	500,000	*	500,000
Vicis Capital Master Fund	$4,000,000	1.74%	200,000	*	200,000
Zazove Convertible Arbitrage Fund, L.P.	$4,700,000	2.04%	235,000	*	235,000
Zazove Hedged Convertible Fund L.P.	$2,000,000	*	100,000	*	100,000

*	Less than 1%.

(1)	Includes shares of common stock issuable upon conversion of the notes, assuming a conversion rate of 50.00 for each $1,000 principal amount of the notes and a cash payment in lieu of any fractional share interest. The conversion rate is subject to adjustment as described under “Description of the Notes — Conversion Rights.”

(2)	Calculated based on Rule 13d-3(d)(i) under the Exchange Act, using 85,789,016 shares of common stock outstanding on June 15, 2006. Under this rule, beneficial ownership includes any share over which the individual or entity has voting power or investment power. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that will be exercisable on or before August 15, 2006 are deemed outstanding. Unless otherwise indicated, each person or entity has sole voting and investment power with respect to shares shown as beneficially owned. The information is not necessarily indicative of beneficial ownership for any other purpose.

(3)	Ann Houlihan has voting or investment power over the registrable securities held by Aloha Airlines Non-Pilots Pension Trust.

(4)	Aristeia Capital LLC is the investment manager for Aristeia International Limited. Aristeia Capital LLC is jointly owned by Robert H. Lynch Jr., Anthony Frascella, Kevin Toner and William R. Techar.

(5)	Ann Houlihan has voting or investment power over the registrable securities held by Arkansas PERS.

(6)	Ann Houlihan has voting or investment power over the registrable securities held by Astra Zeneca Holdings Pension.

(7)	Basso Capital Management, L.P. (“Basso”) is the Investment Manager to Basso Fund Ltd. Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso. Mr. Fischer has ultimate responsibility for trading with respect to Basso Fund Ltd. Mr. Fischer disclaims ultimate beneficial ownership of the shares.

(8)	Basso is the Investment Manager to Basso Holdings Ltd. Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso. Mr. Fischer has ultimate responsibility for trading with respect to Basso Holdings Ltd. Mr. Fischer disclaims ultimate beneficial ownership of the shares.

(9)	Basso is the Investment Manager to Basso Multi-Strategy Holding Fund Ltd. Howard Fischer is a managing member of Basso GP LLC, the General Partner of Basso. Mr. Fischer has ultimate responsibility for trading with respect to Basso Multi-Strategy Holding Fund Ltd. Mr. Fischer disclaims ultimate beneficial ownership of the shares.

(10)	Ann Houlihan has voting or investment power over the registrable securities held by Boilermaker’s Blacksmith Pension Fund.

(11)	Calamos Advisors LLC (“Calamos”) is the investment manager for Calamos Growth & Income Portfolio — Calamos Investment Trust. Nick Calamos is the Senior Executive Vice President, Head of Investment of Calamos. Mr. Calamos holds voting or investment power of the shares issuable upon the conversion of the notes being registered hereby held by Calamos Growth & Income Portfolio — Calamos Investment Trust.

(12)	Calamos is the investment manager for Calamos Growth & Income Fund — Calamos Advisors Trust. Nick Calamos is the Senior Executive Vice President, Head of Investment of Calamos. Mr. Calamos holds voting or investment power of the shares issuable upon the conversion of the notes being registered hereby held by Calamos Growth & Income Fund — Calamos Advisors Trust.

(13)	Calamos is the investment manager for Calamos Market Neutral Income Fund — Calamos Investment Fund . Nick Calamos is the Senior Executive Vice President, Head of Investment of Calamos Advisors LLC. Mr. Calamos holds voting or investment power over the shares issuable upon the conversion of the notes being registered hereby held by Calamos Market Neutral Income Fund — Calamos Investment Fund.

(14)	Citadel Limited Partnership (“CLP”) is the trading manager of Citadel Equity Fund Ltd. and consequently has investment discretion over securities held by Citadel Equity Fund Ltd. Citadel Investment Group, L.L.C. (“CIG”) controls CLP. Kenneth C. Griffin controls CIG and therefore has ultimate investment discretion over securities held by Citadel Equity Fund Ltd. CLP, CIG and Mr. Griffin each disclaim beneficial ownership of the shares held by Citadel Equity Fund Ltd.

(15)	CNH Partners, LLC is Investment Advisor of CNH CA Master Account, L.P. and has sole voting and dispositive power over the registrable securities. Investment principals for the advisor are Robert Krail, Mark Mitchell and Todd Pulvino.

(16)	Patrick Corrigan has voting or investment power over the registrable securities held by DBGA London.

(17)	Ann Houlihan has voting or investment power over the registrable securities held by Delaware PERS.

(18)	Ann Houlihan has voting or investment power over the registrable securities held by Delta Airlines Master Trust.

(19)	D.E. Shaw & Co. L.P., as either managing member or investment adviser, has voting and investment control over any shares of Common Stock issuable upon conversion of the Notes owned by this selling shareholder. Julius Gaudio, Eric Wepsic and Anne Dinning, or their designees exercise voting and investment control over the notes on D.E. Shaw & Co. L.P.’s behalf.

(20)	Tian Xue has voting or investment power over the registrable securities held by Empyrean Capital Fund LP.

(21)	David Egglishaw has voting or investment power over the registrable securities held by Fore Convertible Master Fund, Ltd.

(22)	David Egglishaw has voting or investment power over the registrable securities held by Fore ERISA Fund, Ltd.

(23)	David Egglishaw has voting or investment power over the registrable securities held by Fore Multi Strategy Master Fund, Ltd.

(24)	Michael A. Boyd has voting or investment power over the registrable securities held by Forest Fulcrum Fund LP.

(25)	Michael A. Boyd has voting or investment power over the registrable securities held by Forest Global Convertible Fund, Ltd., Class A-5.

(26)	Michael A. Boyd has voting or investment power over the registrable securities held by Forest Multi Strategy Master Fund SPC, on behalf of its Multi Strategy Segregated Portfolio.

(27)	Ann Houlihan has voting or investment power over the registrable securities held by FPL Group Employees Pension Plan.

(28)	Michael Brailov has voting or investment power over the registrable securities held by Grace Convertible Arbitrage Fund, Ltd.

(29)	Michael A. Boyd has voting or investment power over the registrable securities held by HFR CA Global Opportunity Master Trust.

(30)	Michael A. Boyd has voting or investment power over the registrable securities held by HFR RVA Select Performance Master Trust.

(31)	Ann Houlihan has voting or investment power over the registrable securities held by ICI American Holdings.

(32)	Gary Crowder has voting or investment power over the registrable securities held by Institutional Benchmark Series (Master Feeder) limited in respect of Electra Series c/o Quattro Fund.

(33)	Michael A. Boyd has voting or investment power over the registrable securities held by Institutional Benchmarks Series (Master Feeder) limited in Respect of Cephei Series.

(34)	The securities are under the total control of KBC Financial Products USA Inc. KBC Financial Products USA Inc. is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned subsidiary of KBC Group N.V., a publicly traded entity.

(35)	Forest Investment Management LP (“Forest”) has sole voting control and shared investment control. Forest is wholly owned by Forest Partners II, the sole General Partner of which is Michael A. Boyd Inc., which is solely owned by Michael A. Boyd.

(36)	Michael A. Boyd has voting or investment power over the registrable securities held by Lyxor/Forest Fund Limited.

(37)	Michael Collins has voting or investment power over the registrable securities held by Man Mac I, Ltd.

(38)	Eric Hage and Daniel Hage have voting or investment power over the registrable securities held by Mohican VCA Master Fund, Ltd.

(39)	Ann Houlihan has voting or investment power over the registrable securities held by Nuveen Preferred & Convertible Fund JPC.

(40)	Ann Houlihan has voting or investment power over the registrable securities held by Nuveen Preferred & Convertible Fund JQC.

(41)	Mark Rowe, Felix Haldner, Michael Fitchet and Denis O’Malley have voting or investment power over the registrable securities held by Partners Group Alternative Strategic PCC Limited, Red Delta Cell c/o Quattro Fund.

(42)	Ann Houlihan has voting or investment power over the registrable securities held by Prudential Insurance Co. of America.

(43)	Andrew Kaplan, Brian Swain and Louis Napoli have voting or investment power over the registrable securities held by Quattro Fund Ltd.

(44)	Andrew Kaplan, Brian Swain and Louis Napoli have voting or investment power over the registrable securities held by Quattro Multistrategy Masterfund LP.

(45)	Michael A. Boyd has voting or investment power over the registrable securities held by Sphinx Convertible Arbitrage SPC.

(46)	Ann Houlihan has voting or investment power over the registrable securities held by State of Oregon Equity.

(47)	Ann Houlihan has voting or investment power over the registrable securities held by Syngenta AG.

(48)	SG Americas Securities has voting or investment power over the registrable securities held by Topaz Fund.

PLAN OF DISTRIBUTION

We are registering the notes and common stock issuable upon conversion of the notes covered by this prospectus to permit security holders to resell their securities from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the notes or the common stock offered by this prospectus. The notes and the common stock issued upon their conversion may be sold from time to time to purchasers:

•	directly by the selling security holders (or by pledgees, donees or transferees of, or other successors in interest to, the selling security holders) in privately negotiated transactions;

•	through underwriters, broker-dealers or agents who (1) may act solely as agents or who may acquire the notes or shares of common stock as principals and (2) may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the notes or the common stock.

The selling security holders and any such broker-dealers or agents who participate in the distribution of the notes or common stock may be deemed to be “underwriters.” As a result, any profits on the sale of the notes or common stock by selling security holders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling security holders were to deemed underwriters, the selling security holders may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the notes or common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions.

The notes and common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the notes or common stock may be listed or quoted at the time of the sale, including the Nasdaq National Market in the case of the common stock;

•	in the over-the-counter-market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the settlement of short sales;

•	through the writing of options (including the issuance by the selling security holders of derivative securities), whether the options or such other derivative securities are listed on an options or other exchange or otherwise; or

•	through a combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the notes or common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes or common stock in the course of hedging their positions. The selling security holders may also sell the notes or common stock short and deliver notes or common stock to close out short positions, or loan or pledge notes or common stock to broker-dealers that in turn may sell the notes or common stock.

To our knowledge, there are currently no plans, arrangement or understandings between any selling security holders and any underwriter, broker-dealer or agent regarding the sale of the notes or common stock by the selling security holders. Selling security holders may not sell any or all of the notes or the underlying common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that any such selling security holder will not transfer, devise or gift the notes or common stock by other means not described in this prospectus.

Our common stock trades on the Nasdaq National Market under the symbol “INFA.”

There can be no assurance that any selling security holder will sell any or all of the notes or common stock pursuant to this prospectus. In addition, any notes or common stock covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The selling security holders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes or common stock by the selling security holders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes or common stock to engage in market-making activities with respect to the particular notes or common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes or common stock and the ability of any person or entity to engage in market-making activities with respect to the notes or common stock.

Pursuant to the registration rights agreement filed as an exhibit to the registration statement of which this prospectus is a part, we and the selling security holders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities.

Under the registration rights agreement that has been filed as an exhibit to this registration statement, we will use our reasonable best efforts to keep the registration statement of which this prospectus is a part effective until the earliest of (i) the sale of all the securities registered thereunder; (ii) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to the notes held by non-affiliates of Informatica; and (iii) two years after the last date of original issuance of any of the notes.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and underlying common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

LEGAL MATTERS

The validity of the notes offered hereby and of the shares of common stock issuable upon conversion thereof will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, in accordance with the Exchange Act. You may read and copy our reports, proxy statements and other information we file by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. In addition, our reports, proxy statements and other information filed with the SEC are available to the public at the SEC’s website at http://www.sec.gov. However, information on the SEC’s website does not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

•	Our Current Reports on Form 8-K filed on January 31, 2006, March 10, 2006, and March 14, 2006; and

•	The description of our common stock set forth in our Registration Statement on Form 8-A dated April 26, 1999, as amended on November 6, 2001, filed pursuant to Section 12(g) of the Exchange Act.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Investor Relations Department
Attn: Tonya Nicholson
Informatica Corporation
100 Cardinal Way
Redwood City, CA 94063
Tel: (650) 385-5000

In addition, these filings are available on our website at http://www.informatica.com; however, our website does not constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The aggregate expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee	$24,610
Accounting fees and expenses	10,000	*
Legal fees and expenses	$50,000	*
Miscellaneous	5,390	*

Total	$90,000	*

*	Estimated

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), Informatica has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Informatica’s Amended and Restated Bylaws also provide for mandatory indemnification of Informatica’s directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under the DGCL.

Informatica’s Amended and Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under the DGCL. Pursuant to the DGCL, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to Informatica and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Informatica, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the DGCL. The provision also does not affect a director’s responsibilities under any other laws, such as the securities laws or state or federal environmental laws.

Informatica has entered into indemnification agreements with its directors and certain of its officers.

Informatica maintains a policy of directors’ and officers’ liability insurance that insures its directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

ITEM 16.	EXHIBITS

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number	Exhibit Title

2.1	Agreement and Plan of Merger, dated September 11, 2003, by and among Informatica Corporation, a Delaware corporation, Stopwatch Acquisition Corporation, a Delaware corporation, Striva Corporation, a Delaware corporation, and Pete Sinclair as Stockholder Representative (incorporated by reference to the identically numbered exhibit to the Company’s Current Report on Form 8-K filed on October 7, 2003, Commission File No. 0-25871).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated September 22, 2003 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on October 7, 2003, Commission File No. 0-25871).
2.3	Amendment No. 2 to Agreement and Plan of Merger, dated September 29, 2003 (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed on October 7, 2003, Commission File No. 0-25871).
4.1	Amended and Restated Certificate of Incorporation of Informatica Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (Commission File No. 333-72677) filed on April 8, 1999).
4.2	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the aggregate number of shares of the Company’s common stock authorized for issuance from 100,000,000 to 200,000,000 shares (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q filed on August 14,2000, File No. 0-25871).
4.3	Certificate of Designation of the Rights, Preferences and Privileges of Series A Participating Preferred Stock of Informatica Corporation (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form 8-A filed on November 6, 2001, Commission File No. 0-25871).
4.4	Bylaws, as amended, of Informatica Corporation (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed on February 28, 2006, Commission File No. 0-25871).
4.5	Indenture dated March 13, 2006 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 14, 2006, Commission File No. 0-25871).
4.6	Registration Rights Agreement dated March 13, 2006 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 14, 2006, Commission File No. 0-25871).
4.7	Form of Note (included in Exhibit 4.1).
4.8	Preferred Stock Rights Agreement, dated as of October 17, 2001, between Informatica Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A filed on November 6, 2001, Commission File No. 0-25871).
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
12.1	Computation of Ratio of Earnings to Fixed Changes.
23.1	Consent of Ernst & Young LLP.
23.5	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney of certain directors and officers of Informatica Corporation (see page II-5 of this Form S-3).
25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

ITEM 17.	UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering pursuant to Rule 415(a)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

B. The undersigned Registrant hereby understands that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on June 21, 2006.

INFORMATICA CORPORATION

By:	/s/ Sohaib Abassi
Sohaib Abassi
Chief Executive Officer, President, and
Chairman of the Board of Directors
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sohaib Abbasi and Earl E. Fry, and each of them, his attorneys-in-fact, each with the power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities indicated.

Signature	Title	Date

/s/ Sohaib Abbasi Sohaib Abbasi	Chief Executive Officer, President, and Chairman of the Board of Directors	June 21, 2006

/s/ Earl E. Fry Earl E. Fry	Chief Financial Officer, Executive Vice President, and Secretary (Principal Financial and Accounting Officer)	June 21, 2006

/s/ Mark A. Bertelsen Mark A. Bertelsen	Director	June 21, 2006

/s/ Janice D. Chaffin Janice D. Chaffin	Director	June 19, 2006

/s/ David W. Pidwell David W. Pidwell	Director	June 21, 2006

Signature	Title	Date

/s/ Charles J. Robel Charles J. Robel	Director	June 21, 2006

/s/ A. Brooke Seawell A. Brooke Seawell	Director	June 21, 2006

/s/ Geoff N. Squire Geoff N. Squire	Director	June 21, 2006

/s/ Carl J. Yankowski Carl J. Yankowski	Director	June 21, 2006

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number	Exhibit Title

2.1	Agreement and Plan of Merger, dated September 11, 2003, by and among Informatica Corporation, a Delaware corporation, Stopwatch Acquisition Corporation, a Delaware corporation, Striva Corporation, a Delaware corporation, and Pete Sinclair as Stockholder Representative (incorporated by reference to the identically numbered exhibit to the Company’s Current Report on Form 8-K filed on October 7, 2003, Commission File No. 0-25871).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated September 22, 2003 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on October 7, 2003, Commission File No. 0-25871).
2.3	Amendment No. 2 to Agreement and Plan of Merger, dated September 29, 2003 (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed on October 7, 2003, Commission File No. 0-25871).
4.1	Amended and Restated Certificate of Incorporation of Informatica Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 of the Company’s Registration Statement on Form S-1 (Commission File No. 333-72677) filed on April 8, 1999).
4.2	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the aggregate number of shares of the Company’s common stock authorized for issuance from 100,000,000 to 200,000,000 shares (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q filed on August 14,2000, File No. 0-25871).
4.3	Certificate of Designation of the Rights, Preferences and Privileges of Series A Participating Preferred Stock of Informatica Corporation (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form 8-A filed on November 6, 2001, Commission File No. 0-25871).
4.4	Bylaws, as amended, of Informatica Corporation (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed on February 28, 2006, Commission File No. 0-25871).
4.5	Indenture dated March 13, 2006 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 14, 2006, Commission File No. 0-25871).
4.6	Registration Rights Agreement dated March 13, 2006 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 14, 2006, Commission File No. 0-25871).
4.7	Form of Note (included in Exhibit 4.1).
4.8	Preferred Stock Rights Agreement, dated as of October 17, 2001, between Informatica Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A filed on November 6, 2001, Commission File No. 0-25871).
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.5	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney of certain directors and officers of Informatica Corporation (see page II-5 of this Form S-3).
25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.